Barristers and Solicitors
Trade Mark Agents         PERSONAL AND CONFIDENTIAL


Ronald Prehogan                                                     July 9, 1996
Howard Yegendorf
Donald H. Brazeau        Sidus Systems Canada Inc.
Jamie Wyllie             101-2781 Lancaster Road
Fred E. Seller           Ottawa, Ontario
Harold J. Feder          KlB lA7
Allen Waassermuhl
D. Larry Segal           Attention:    Anthony Wright
Glenn Sheskay
Stephanie D. Spruston    Dear Mr. Wright:
Counsel:
John W. Dickie

                         Re:   Lease to Sidus Systems Inc.
                               Our File No.: 96-5575
                         ------------------------------------------------------

                              Please    find  enclosed a revised Lease Agreement
                         between Sidus Systems Inc. and Newill Corporation. I am also enclosing a copy of the Offer to Lease and letter dated April 11, 1996 from Callaghan, Potter, Letellier for your reference.

                              Please contact me with any  further  comments  you
                         may have.

                                                    Yours very truly,

                                                    YEGENDORF, BRAZEAU, SELLER,
                                                    PREHOGAN & WYLLIE

                                                    /s/ Harold J. Feder

                                                    Harold J. Feder



          HJF/kn
          Encls.
          cc:      Ed Mulkins
                   c/o Shenkman Corporation
                   2001-130 Albert Street
                   Ottawa, Ontario
                   KlP 5G4

                                 OFFER TO LEASE

Dated this 4th day of April, 1996.

                              LANCASTER OFFICE PARK
                               2781 LANCASTER ROAD
                                (the "Building")

TO:      NEWILL CORPORATION
         (Landlord)

WE:      SIDUS SYSTEMS INC.
         (Tenant)

Hereby  offer to lease from the  Landlord,  through  Colliers  Macauley
Nicolis (Ontario) Inc. ("ASCUS") upon the following terms and conditions of approximately 9,643 square feet of Rentable Area on the entire fourth floor, part of the ground floor (hereafter referred to as the "Leased Properties") in the Building located at 2781 Lancaster Road.

The area of the Leased Premises is above outlined on the plan attached hereto as Schedule "A".

1.   Term

     The Term of the lease shall be Five (5) years commencing on the 1st day of May, 1996, (the "Commencement Date") and ending on the 30th day of April, 2001, (the "Termination Date").

2.   Basic Rent

     The Tenant shall pay to the Landlord the following minimum rent (the "Basic Rent") payable in advance on the 1st day of each and every month during the Term in accordance with the following schedule:

     Years 1 to 5 $10.75 rent per square foot per annum (not negotiable).

OFFER TO LEASE Page 2

3.   Additional Rent

     In addition to the Basic Rent, the Tenant shall pay an additional rent (the "Additional Rent") to the Landlord her proportionate above of operating costs and realty terms all as will be more fully described in the lease to be entered into between the parties pursuant to this Order. The Tenant acknowledges that the Lease shall be _______ out to the Landlord, except that the Tenant shall not be obligated to reimburse the Landlord for capital _____ or large ______ terms, ______, or repairs or replacements to the _____ of the Building. Additionally, the aggregate administrative, supervisory and management ____ payable by the Tenant shall not ____ fifteen percent (15%) of operating costs, excluding realty issues and licenses. Notwithstanding anything to the contrary basics. Additional Rent for the 1996 calendar year shall not exceed EIGHT DOLLARS AND FIFTY CENTS ($8.50) per square foot of irritable area of the Leased Premises. The Landlord further covenants that if the 1996 calendar year actual Additional Rent (calculated as if the Building were fully occupied by Tenants carrying on business throughout such year") exceeds EIGHT DOLLARS AND FIFTY CENTS ($8.50) per square foot of rentable areas, the excess amount, if any, shall be deducted from the Additional Rent payable by the Tenant for each calendar year after 1996. The Tenant's proportionate share shall mean a fraction of the _____ of which is the rentable area of the Leased Premises (or the deemed receivable area as provided in section 4 of this Office:) and the ______ of which is the rentable area of the Building.

OFFER LEASE Page 3

4.   Measurement

     The Basic Rent and the Additional Rent shall be subject to adjustment based on the actual Rentable Area of the Leased Premises as determined by the Landlord's architect in accordance with the BOMA _____ of measurement (ANSI 765,1-1980). The Landlord's Architect's Certificate as to the Rentable Area of the Leased Premises measured as aforesaid shall be delivered to the Tenant on or before the Commencement Date.

5.   Lease

     The form of lease incorporating the terms of this Office shall be prepared by the Landlord and shall be delivered by the Landlord to the Tenant within Five (5) days after acceptance of this Offer. The parties shall forthwith negotiate the terms of the lease in good faith.

6.   Use

     The Leased Premises shall be used only for the purpose of general office.

7.   Option to Lease Additional Premises

     Provided the Terms is not those in material default of its coverage and obligations under the Lease, the Tenant shall, throughout the Term and any renewal or contention thereof, have a continuing option to lease additional premises on the ground floor and third floor of the Building as may from time to time become available to be leased (the "Optioned Premises"), under them prevailing reduced rates for a similar _____ building in the general vicinity of 2781 Lancaster Road.

8.   Parking

     During the Term of the Lease and any renewal or extension thereof, the Landlord shall provide to the Tenant thirty (30) unreserved parking stalls at no charge whatsoever.

OFFER TO LEASE Page 4

9.   Storage and Graphics

     Subject as compliance with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, color, appearance and design, the Landlord will allow Sidua Systems Inc. the right to cover the standard graphics on the exterior wall of the building, the building lobby and the main floor elevator lobby, as its sole cost, subject to prior written approval from the Landlord, such approval not be unreasonably withheld.

10.  Moving Epenses

     The Landlord will pay the Tenant a moving allowance of One Dollar ($1.00) per rentable square foot of the Leased Premises plus the applicable Costs and Service Tax, immediately upon the Tenant moving into the Leased Premises.

11.  Gross Free Rent

     The Landlord hereby grants to the Tenant a free rental period of one month starting at the commencement of the Term and ending on the 31st day of May, 1996 ("Free Rental Period"). During the Free Rental Period, the Tenant shall not be called upon to pay Basic or Additional Rent, whatsoever.

12.  Landlord's Warranties

     The Landlord represents and warrants to the Tenant that, to the best of the Landlord's knowledge and belief, the structure of the Building is in good repair and the H.V.A.C. electrical and mechanical systems shall be balanced, fully operational, and be of sufficient capacity for the Tenant's use.

13.  Heating, Ventilating  and Air Conditioning

     The Landlord covenants to operate or cause the operation of the building, ventilation and air conditioning system serving the Leased Premises and the common area and facilities to create a normal comfortable working temperature during the Tenant's business hours.

OFFER TO LEASE Page 5

14.  Tenant Leasehold Improvements

     The Landlord shall, at its sole costs and expense, construct or have constructed in a good and workmanlike manner leasehold improvements in the Leased Premises to a full "turnkey" package in accordance with the plan ISPI, SPI.A dated April 2, 1996 attached herewith and identified as Schedule "A". The Tenant's Leasehold Improvements will be substantially exemplied prior to April 30, 1996 to allow Tenant occupancy of the Leased Premises on April 30, 1996, both parties, given time con____, acting reasonably.

     The Landlord, at its sole expense, shall be responsible for all work and professional services with regards to the design and construction of any basic building and Leasehold Improvement requirements. In addition, the Landlord shall be responsible to provide and pay all professional fees for the electrical, mechanical engineers, the interior space phasing and design constructions, along with any other mechanical and original services that may be required to meet the __________ requirement of the Tenant. The Landlord will be responsible to pay directly to Callaghan Proctor and
     Leasllier Design  Construction  Inc.,  the  interior   architectual  space
     planning consultant its fees for interior space planning, construction drawings, specifications for the interior fix-up for the Tenants. All drawings and specifications produced by the Landlord's consultants shall be reviewed and approved by the Tenant or their representatives prior to any fix-up work taking place.

OFFER TO LEASE Page 6

15.  Early  Access

     The Tenant shall have excess to the Leased Premises for the purpose of the installation of telephone and communication systems, computer equipment, and furniture five (5) days prior to the Commencement Date. All terms and conditions of the Lease will apply to the term of consignation prior to the Commencement Date of the Lease, except that no Basic Rent or Additional Rent shall be payable. The Tenant shall be entitled to hook up its computer equipment along the wires of Bell Canada, subject to the prior written connects of Bell Canada.

16.  Option to Renew

     Provided the tenant is not there in material default under the Lease and that it has at least six (6) months prior to the expiration of the Term delivered to the Landlord written terms of its selection to review the Lease, the Tenant shall have the option to renew the Lease for the Lease Premises for one (1) further term of five (5) years. The Lease as reserved will be at current rental rate prevailing in the City of Oxtera for similar accommodation (as if unfurnished, under contained and window partitions at the time of commencement of the renewal period).

17.  Landlord to Otherwise  _______________________

     Acceptance of this Offer by the Landlord is conditional upon the Tenant providing the Landlord with wuch information regarding the financial status of the Terms as the Landlord may reasonably required for the purpose of determining the financial strength of the Tenant. Within one (1) day of the date of execution of this Offer by the Landlord, the Landlord shall notify the Tenant of the information it requests and the Tenant shall then

OFFER TO LEASE Page 7

     have one (1) day to supply the said information to the Landlord. The Landlord shall have one (1) day from the date of receipt of the aforesaid information to determine in its sole discretion or not the Tenant is of sufficient financial strength. The condition referred to in this paragraph shall have been satisfied when the Landlord has so notified the Tenant in writing within the time set out above. If no such notification in writing is given, or the Landlord advises the Tenant that it is not satisfied with the Tenant's financial strength, this Offer shall become null and void and the Deposit (and any secured interest thereon) shall be returned in full forthwith to the Tenant.

18.  Assignment  Sublet

     The Tenant shall not assign this Offer to Lease or One Lease resolving herefrom or subject or part with possession of all or part of the Leased Premises or the Lease without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed.

19.  No Representations

     There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this agreement expressed or impled, collateral or otherwise, except as expressly set forth herein.

20.  Terms of the Escrow

     This shall be of the _____ of this agreement and the conditions herein, provided that the time for _____ or completing any matter herein may be assigned by an agreement in notifying signed by both parties.

OFFER TO LEASE Page 8

21. Definitions

     Words defined in the Lease and used herein shall have the same meaning described to them by the Lease.

22.  Investment

     This Offer and the agreement  seeking _____- shall ensure to and be binding
     upon  the  parties  herein  there,  and  their  respective   successor  and
     assignees.

23.  Waiver to Agent

     The parties to this agreement acknowledges that the Agent has recommended that they obtain advice from their legal counsel prior to signing this document. The parties further acknowledges that the information provided by the Agent is not legal, accounting, environmental or no advice, and the parties are cautioned not to rely on any such information, witness specific legal accounting, or tax advice with respect to their unique circumstances.

24.  Deposit

     The Terms shall deliver to Colliers within three (3) days after acceptance of this Offer, a check for FIFTEEN THOUSAND DOLLARS ($15,000.00)(the "Deposit") payable to the agent, "Colliers Maculey Nicolis (Ontario) Inc. In ___, as a deposit and to be applied in payment on the first termable date. "First rentable date is noted above, remains both the first payment of minimum or base rent due together with the first payment of any additional rent, including operating costs and taxes due.

25.  Professional Fees

     The Landlord will be responsible for the payment of real issue fees to Collier Maculey Nicolis (Ontario) Inc. And design fees, Callaghan Proctor and Leasllier.

OFFER TO LEASE Page 9

26.  Merger

     All terms of this Offer shall ____ the completion of this transaction and shall not merge. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of this Offer shall prevail.



Dated at ______________ this 4th day of April,  1996.

                               SIDUS SYSTEMS INC.


___________________________  per:  ___________________________________
Witness                                                           Date
                           title:  ___________________________________

                                   ACCEPTANCE

We hereby agree that the above correctly set forth the terms of our agreement and undertake to carry out the provisions thereof.

Dated at ______________ this 4th day of April, 1996.

                               NEWILL CORPORATION

___________________________  per: ___________________________________
Witness                                                          Date

                           title: ___________________________________
                                                                 Seal

                          [DIAGRAM OF FLOOR PLAN HERE]

                          [DIAGRAM OF FLOOR PLAN HERE]

                          [DIAGRAM OF FLOOR PLAN HERE]

April 11, 1996

Newill Corporation
217 Cardevco Road,
Carp, Ontario
KOA 1LO

Attn:    Mr. Rob Rump
Re:      Sidus/Lancaster Rd.

Dear Rob,

This is to confirm the floor areas for the Sidus space in the Lancaster Road building. Useable area, calculated according to BOMA standards, is 9192 sq. ft. on the 4th floor, and 450 sq. ft. on the 1st floor, for a total useable area of 9642 sq. ft.

It is our understanding that the building gross-up factor is 10%. This gives a rentable area of 10606 sq. ft.

Sincerely,

/s/ Jim Potter

Jim Potter

                                    L E A S E

                                A G R E E M E N T




         THIS INDENTURE made as of the 1st day of May, 1996.

BETWEEN:
                                 SIDUS SYSTEMS INC.


                                 (hereinafter called the "TENANT")

                                                              OF THE FIRST PART;
AND:
                                 NEWILL CORPORATION

                                 (hereinafter called the "LANDLORD")


                                                             OF THE SECOND PART.

                                TABLE OF CONTENTS

                                    ARTICLE I

                               SPECIAL DEFINITIONS

SECTION    DESCRIPTION                                                 PAGE
-------    -----------                                                 ----

 1.1       Definitions

          (a)        "Accounting Period"                                1
          (b)        "Additional Rent"                                  1
          (c)        "Amortization"                                     1
          (d)        "Architect"                                        1
          (e)        "Building Operating Costs"                         1
          (f)        "Capital Tax"                                      1
          (g)        "Claims"                                           1
          (h)        "Commencement Date"                                1
          (i)        "Common Facilities"                                1
          (j)        "Development"                                      2
          (k)        "Electrical Costs"                                 2
          (l)        "Fuel, Gas and Steam Costs"                        2
          (m)        "Gross Building Area"                              2
          (n)        "HVAC Costs"                                       2
          (o)        "Injury"                                           2
          (p)        "Insurance Costs"                                  2
          (q)        "Landlord"                                         2
          (r)        "Landlord's Address"                               2
          (s)        "Landlord's Work"                                  2
          (t)        "Lands"                                            2
          (u)        "Lease"                                            2
          (v)        "Leased Premises"                                  2
          (w)        "Leasehold Improvements"                           2
          (x)        "Monthly Minimum Rent"                             3
          (y)        "Mortgage"                                         3
          (z)        "Mortgagee"                                        3
          (aa)       "Notice"                                           3
          (bb)       "Permitted Use"                                    3
          (cc)       "Person"                                           3
          (dd)       "Recoverable Costs"                                3
          (ee)       "Recoveries"                                       3
          (ff)       "Rent"                                             4
          (gg)       "Rentable Area"                                    4
          (hh)       "Rentable Area of Leased Premises"                 4
          (ii)       "Stipulated Rate of Interest"                      4
          (jj)       "Taxes"                                            4
          (kk)       "Tenant"                                           4
          (ll)       "Tenant's Address"                                 4
          (mm)       "Tenant's Ratio"                                   4
          (nn)       "Tenant's Trade Name"                              4
          (oo)       "Tenant's Work"                                    4
          (pp)       "Term"                                             4
          (qq)       "Termination Date"                                 4
          (rr)       "Trade Fixtures"                                   4
          (Ss)       "Unavoidable Delay"                                4
          (tt)       "Usable Area"                                      5
          (uu)       "Water Costs"                                      5

                                    ARTICLE 2

                         DEMISE, DELIVERY AND SURRENDER
                         ------------------------------

SECTION         DESCRIPTION                                               PAGE
-------         -----------                                               ----

2.1             Demise and Leased Premises                                 5
2.2             Landlord's Work                                            5
2.3             Tenant's Work                                              5
2.4             Leasehold Improvement Allowance                            5
2.5             Acknowledgement of Commencement Date                       6
2.6             Acceptance of Leased Premises                              6
2.7             Use or Occupancy Prior to Commencement Date                6
2.8             Measurement of Leased Premises                             6
2.9             Installation and Removal of Trade Fixtures and
                  Leasehold Improvements                                   6
2.10            Overholding by Tenant                                      7

                                    ARTICLE 3

                                     RENTAL
                                     ------
SECTION         DESCRIPTION                                               PAGE
-------         -----------                                               ----

3.1             Monthly Minimum Rent                                        7
3.2             Recoveries                                                  7
3.3             Advance Rent                                                8
3.4             Security Deposit                                            8
3.5             Rent Covenant                                               8
3.6             Waiver of Offset                                            8
3.7             Rent Past Due                                               8
3.8             Net Lease                                                   8

                                    ARTICLE 4

              BUSINESS TAXES AND OTHER AMOUNTS TO BE PAID BY TENANT
              -----------------------------------------------------

SECTION         DESCRIPTION                                              PAGE
-------         -----------                                              ----

4.1             Business Taxes                                             8
4.2             Separate School Taxes                                      9
4.3             Other Taxes                                                9
4.4             Third Party Services                                       9
4.5             Services of the Landlord                                   9
4.6             Upgrading Utility Systems                                  9
4.7             Pest Control                                               9

                                    ARTICLE 5

                            OPERATION OF DEVELOPMENT
                            ------------------------

SECTION         DESCRIPTION                                              PAGE
-------         -----------                                              ----

5.1             Heating, Ventilating and Air Conditioning                 9
5.2             Janitorial Services                                       9
5.3             Utility Services                                         10
5.4             Ground Floor Directory                                   10
5.5             Consequential Damage                                     10

                                    ARTICLE 6

                             INSURANCE AND LIABILITY
                             -----------------------

SECTION         DESCRIPTION                                             PAGE
-------         -----------                                             ----

6.1             Landlord's Insurance                                     10
6.2             Tenant's Insurance                                       10
6.3             Premium Increases and Cancellation                       11
6.4             Limitation of Landlord's Liability                       11
6.5             Indemnity by Tenant                                      12

                                    ARTICLE 7

                             REPAIRS AND ALTERATIONS
                             -----------------------


SECTION           DESCRIPTION                                           PAGE
-------           -----------                                           ----

7.1               Tenant's Repairs                                       12
7.2               Tenant to Notify of Defects                            12
7.3               Landlord's Consent to Changes                          12
7.4               Construction by Tenant                                 12
7.5               Builder's or Mechanic's Liens                          13
7.6               No Interference with Landlord and Other Tenants        13
7.7               Indemnification of Landlord                            13
7.8               Installation of Meters                                 13
7.9               Repair Where Tenant at Fault                           13
7.10              Repairs by Landlord                                    13
7.11              Door Locks                                             13

                                    ARTICLE 8

                              DAMAGE OR DESTRUCTION
                              ---------------------


SECTION           DESCRIPTION                                           PAGE
-------           -----------                                           ----

8.1               Right to Terminate                                     14
8.2               Repair and Rebuilding                                  14
8.3               Abatement of Rent                                      14
8.4               Certificate of Architect Binding                       14

                                    ARTICLE 9

                          DEMOLITION AND EXPROPRIATION
                          ----------------------------


SECTION           DESCRIPTION                                            PAGE
-------           -----------                                            ----

9.1               Demolition                                              14
9.2               Total Expropriation of Leased Premises                  14
9.3               Partial Expropriation of the Building                   14
9.4               Expropriation of Common Facilities                      15
9.5               Mutual Co-Operation                                     15

                                   ARTICLE 10

                                 OUIET ENJOYMENT
                                 ---------------


SECTION           DESCRIPTION                                            PAGE
-------           -----------                                            ----

10.1              Landlord's Covenant for Quiet Enjoyment                 15

                                   ARTICLE 11

                   ATTORNMENT, SUBORDINATION, STATUS STATEMENT
                   -------------------------------------------


SECTION         DESCRIPTION                                              PAGE
-------         -----------                                              ----

11.1            Subordination and Attornment                              15
11.2            Attorney                                                  15
11.3            Financial Information                                     15
11.4            Status of Lease Statement                                 16

                                   ARTICLE 12

                             USE OF LEASED PREMISES
                             ----------------------


SECTION         DESCRIPTION                                              PAGE
-------         -----------                                              ----

12.1            Type of Business Permitted                                16
12.2            Conduct of Business                                       16
12.3            Observance of Law                                         16
12.4            Waste and Nuisance                                        16
12.5            Rules and Regulations                                     16


                                   ARTICLE 13

                           ASSIGNMENT AND SUB-LETTING
                           --------------------------


SECTION         DESCRIPTION                                             PAGE
-------         -----------                                             ----

13.1            Assignment by Landlord                                   16
13.2            Assignment and Sub-Letting by Tenant                     17
13.3            Landlord's Option                                        17
13.4            Conditions to Consent                                    17
13.5            Corporate Ownership                                      17


                                   ARTICLE 14

                                     DEFAULT
                                     -------

SECTION         DESCRIPTION                                             PAGE
-------         -----------                                             ----

14.1            Landlord's Right of Re-Entry                             18
14.2            Re-Entry and Termination                                 18
14.3            Re-Entry and Re-Letting                                  18
14.4            Distress                                                 19
14.5            Expenses                                                 19
14.6            Bankruptcy of tenant                                     20
14.7            Landlord May Perform for Tenant                          20
14.8            Remedies Generally                                       20
14.9            Default under Other Lease                                21
14.10           Accord and Satisfaction                                  21
14.11           Excuse of Performance                                    21


                                   ARTICLE 15

                           LANDLORD'S RIGHT OF ACCESS
                           --------------------------

SECTION           DESCRIPTION                                           PAGE
-------           -----------                                           ----

15.1              Right of Access and Method of Re-Entry                 21
15.2              Landlord's Right to Alter and Relocate the
                   Leased Premises                                       21
15.3              For Rent Signs                                         21
15.4              Obligation of Tenant and Landlord                      21

                                   ARTICLE 16

                                COMMON FACILITIES
                                -----------------

SECTION           DESCRIPTION                                          PAGE
-------           -----------                                          ----

16.1              Non-Exclusive Right to Use Common Facilities          22
16.2              Alterations to Common Facilities                      22

                                   ARTICLE 17

                        INTERPRETATION AND MISCELLANEOUS
                        --------------------------------

SECTION         DESCRIPTION                                            PAGE
-------         -----------                                            ----

17.1            Waiver                                                  22
17.2            Compliance with the Planning Act (Ontario)              22
17.3            Corporate Tenancy                                       22
17.4            No Partnership                                          22
17.5            Agency                                                  23
17.6            Lease is Entire Agreement                               23
17.7            Registration                                            23
17.8            No Offer                                                23
17.9            Joint and Several Liability                             23
17.10           Governing Law                                           23
17.11           Time of the Essence                                     23
17.12           Interpretation                                          23
17.13           Construction                                            23
17.14           Schedules                                               23
17.15           Partial Invalidity                                      23
17.16           Successors and Assigns                                  24




                                    SCHEDULES
                                    ---------


Schedule       "A"     Legal Description of Lands
Schedule       "B"     Outline of Lands
Schedule       "C"     Outline of Leased Premises
Schedule       "D"     Acknowledgment of Commencement Date
Schedule       "E"     Landlord's Work and Tenant's Work
Schedule       "F"     Parking
Schedule       "G"     Option to Renew
Schedule       "H"     Special Clauses
Schedule       "I"     Rules and Regulations
Schedule       "J"     Environmental Matters

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
1.1        Definitions:

(a) "ACCOUNTING PERIOD" means the calendar year or such other accounting year as the LANDLORD may adopt from time to time for the Development.

(b) "ADDITIONAL RENT" means the Recoveries and all amounts payable to the LANDLORD under this Lease other than the Monthly Minimum Rent whether or not characterized as additional rent under this Lease or payable to the LANDLORD.

(c) "AMORTIZATION" means, for any Accounting Period, that amount of the LANDLORD'S capitalized cost of furniture, signs, machinery, and equipment (including electrical, mechanical, plumbing and HVAC systems) and of the LANDLORD'S cost of capital replacements and major repairs to the Development which is expended during such Accounting Period in accordance with generally accepted accounting principles together with simple interest on the unamortized portion of such costs, where such interest shall be calculated each month at a rate equal to one-twelfth (1/12) of the aggregate of two percent (2%) plus the rate of interest per annum charged by the LANDLORD'S banker at the City of Ottawa on the first day of each month for loans in Canadian dollars to its most creditworthy customers.

(d) "ARCHITECT" means the architect, Ontario Land Surveyor or professional person named by the LANDLORD from time to time.

(e) "BUILDING OPERATING COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for the cleaning, maintenance, repair and operation of the Common Facilities and the Development for such Accounting Period, plus an administration fee of fifteen percent (15%). The total cost to the LANDLORD for the maintenance, repair, replacement and operation of the Common Facilities and the Development shall include, without duplication or limitation, the LANDLORD'S costs for Taxes and business taxes which have been reasonably apportioned by the LANDLORD to the Common Facilities, Amortization applicable to the Common Facilities and the LANDLORD'S costs for cleaning, painting, controlling pests, supervising, policing, gardening, landscaping, striping, snow removal, electricity, water, heating, ventilation, air-conditioning, materials, supplies, equipment rental, wages, salaries and benefits paid and provided for employees, maintenance, repairs, replacements, management fees, the cost of all auditing, accounting, bookkeeping, legal, architectural, surveying and other professional and consulting services and expenses incurred relating to the operation and maintenance of the Common Facilities and the Development and all other expenditures of a nature required to be made by a prudent owner. Building Operating Costs shall not include debt service, ground rents, costs incurred in connection with the leasing of the Development, costs for rental advertising, TENANT improvement allowances, depreciation nor repairs or replacement to the structure of the Development or any other costs of a capital nature.

(f) "CAPITAL TAX" means the tax or excise imposed upon the LANDLORD which is measured or based in whole or in part upon the capital employed by the LANDLORD as at the date of the substantial completion of construction of the Development computed as if the amount of such tax were that amount due if the Development were the only property of the LANDLORD and includes the amount of any capital or place of business tax levied by the Provincial Government or other applicable taxing authority against the LANDLORD with respect to the Development which said tax is imposed upon the capital employed by the LANDLORD with respect to the Development and which said capital shall be deemed to be the cost to the LANDLORD of the said Development.

(g) "CLAIMS" means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions liabilities, responsibilities, losses, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and his own client basis).

(h)  "COMMENCEMENT DATE" means the earlier of:

     (i)   the date the TENANT occupies the Leased Premises, or

     (ii)  May lst, 1996.

(i) "COMMON FACILITIES" means the Lands, the buildings, and all improvements and facilities thereon together with all facilities from time to time provided by the LANDLORD in or near the Development to serve the Development, excluding all leasable premises, but including, as applicable, without limitation, parking areas, public transit shelters, roadways, entrances, exits, pedways, sidewalks, landscaped areas, entrance ways, lobbies, common corridors, common or public lavatories, truck courts, truck docks, common loading areas, exterior weather walls, roofs, exterior and interior structural elements and bearing walls of the Development, driveways, music and public address systems, first aid stations, property management offices, public seating facilities, fire prevention and fire detection systems, plumbing, heating, ventilation, air-conditioning (other than window units) and drainage equipment and installations, fountains, furniture, furnishings, customer and service stairways, elevators, directory boards, general signs including pylon signs, maintenance equipment, service, janitorial and mechanical rooms, transformer vaults, electrical distribution rooms, water meter rooms, and all other areas, facilities, equipment and installations which are provided or designated from time to time by the LANDLORD for the use by or benefit of the TENANT, its employees, customers and invitees in common with others entitled to their use or benefit in the manner and for the purposes permitted by this Lease.

(j) "DEVELOPMENT" means the Lands, the buildings, and all improvements and facilities erected thereon and as may be varied from time to time, located at municipal address 2781 Lancaster Road, Ottawa, Ontario.

(k) "ELECTRICAL COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for electricity supplied to the Development during such Accounting Period including, without duplication or limitation, all taxes, surcharges or other charges thereon, applicable Amortization and the cost of all fittings, machines, apparatus, meters, work or services required in connection with the supply of electricity to the Development, plus an administration fee of fifteen percent (15%).

(l) "FUEL, GAS AND STEAM COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for fuel, gas, steam, chilled water and all other materials, excluding electricity and water other than chilled water, supplied to the Development for the purpose of controlling the interior environment of the Development during such Accounting Period including, without duplication or limitation, all taxes, surcharges and other charges thereon, applicable Amortization and the cost of all fittings, machines, apparatus, meters, work or services required in connection with the supply of such materials to the Development, plus an administration fee of fifteen percent (15%).

(m) "GROSS BUILDING AREA' means the aggregate area of all floors in the Development as measured from the exterior surfaces of the exterior building walls and shall include the area of any loading docks.

(n) "HVAC COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for heating, ventilating and air-conditioning the Development for such Accounting Period including, without duplication or limitation, applicable Amortization, the cost of fuel, electricity, labour, materials, repair, maintenance, service and other such costs reasonably attributable to the heating, ventilating or air-conditioning of the Development, plus an administration fee of fifteen percent (15%).

(o) "INJURY" means bodily injury, personal discomfort, mental anguish, shock, sickness, disease, death, false arrest, detention or imprisonment, malicious prosecution, libel, slander, defamation of character, invasion of privacy, wrongful entry or eviction and discrimination, or any of them, as the case may be.

(p) "INSURANCE COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for insuring the Development as described in Article 7 hereof, plus an administration fee of fifteen percent (15%).

(q)  "LANDLORD" means Newill Corporation and its successors and assigns.

(r) "LANDLORD'S ADDRESS" means 217 Cardevco Road, R.R. #2, Carp, Ontario, KOA I LO or such other address as may be specified from time to time by the LANDLORD in writing to the TENANT.

(s) "LANDLORD'S WORK" means the work which the LANDLORD agrees to complete at its expense as set forth in Schedule "E".

(t) "LANDS" means the area more particularly described in Schedule "A" and shown in heavy black outline on Schedule "B".

(u) "LEASE" means this Lease as from time to time amended in writing and includes all Schedules hereto.

(v) "LEASED PREMISES" means those premises comprising part of the Development on the fourth floor and part of the ground floor, containing a Usable Area of 9,643 square feet, the approximate location of which is shown in heavy black outline on Schedule "C" hereto, commonly known as Suite Numbers 101 and 400. The exact boundaries of such premises encompass the Useable Area, excluding the outside surface of exterior walls, and extend from the top surface of the structural subfloor to the bottom surface of the structural ceilings.

(w) "LEASEHOLD IMPROVEMENTS" means and includes all fixtures (excluding the TENANT'S Trade Fixtures), equipment, improvements, installations, alterations and additions from time to time made, constructed, erected, or installed by, for or on behalf of the TENANT or any previous occupant of the

     Leased  Premises  in,  on,  to, for or which  serve,  the Leased  Premises,
     whether  or  not  easily  disconnected  or  moveable,   including,  without
     limitation, all:

     (i)    partitions, doors, safes, vaults and hardware;

     (ii) mechanical, plumbing, electrical, sprinkler, fire detection, safety, utility, heating, humidity, ventilating and air- condition systems, facilities, installations, fixtures, controls, fittings and equipment;

     (iii)  carpeting,  drapes  and  other  floor,  wall,  ceiling  and   window
            coverings and drapery hardware;

     (iv)   light fixtures;

     (v)    store-fronts;

     (vi) grill and other security or locking devices securing allor any part of the Leased Premises;

     (vii)  counters, cabinets, shelves and built-in furniture and furnishings;

     (viii) internal   stairways,   escalators,   elevators   and  any   other
            transportation equipment or systems;

     (ix)   ceilings and ceiling panels;

     (x)    awnings, canopies and exterior sign boxes, bands and the like; and

     (xi) items that would not normally be considered to be the TENANT'S Trade Fixtures.

(x) "MONTHLY MININUM RENT" means Nine Thousand, Five Hundred and Two Dollars and Eleven Cents ($9,502.1 1) per month (One Hundred and Fourteen Thousand and Twenty-Five Dollars and TwentyFive Cents ($114,025.25) per annum), which is based upon a rate equal to Ten Dollars and Seventy-Five Cents ($10.75) per square foot per annum.

     It is acknowledged that the above figures for the Monthly Minimum Rent are based upon the Rentable Area of the Leased Premises being 10,607 square feet. If the Rentable Area of the Leased Premises are adjusted in accordance with Section 2.8 hereof, the Monthly Minimum Rent will be adjusted accordingly.

(y) "MORTGAGE" means any mortgage, hypothec, charge (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto), lien (resulting from any other method of financing or refinancing), or blanket mortgage (affecting the Development as well as other property) now or hereafter secured upon the Lands and the Development or any part thereof and includes all renewals, modifications, consolidations, replacements and extensions thereof.

(z) "MORTGAGEE" means the mortgagee or trustee for bondholders named in the Mortgage.

(aa) "NOTICE" means any notice, statement or request herein required or permitted to be given by either party to the other pursuant to this Lease and shall be in writing and, if to the LANDLORD, addressed to the LANDLORD at the LANDLORD'S Address and, if to the TENNANT, addressed to the TENANT at the TENANT'S Address. Each notice shall be either hand delivered or mailed by registered post and the date of receipt of such notice shall be deemed to be the date of such hand delivering or the third (3rd) business day following such mailing.

(bb) "PERMITTED USE" means for general office purposes, as more particularly described in Section 12.

(cc) "PERSON", if the context allows, includes any individual, firm, association, partnership or corporation, or any group of individuals, firms, associations, partnerships or corporations or any combination thereof.

(dd) "RECOVERABLE COSTS" means, for an Accounting Period, the aggregate of Building Operating Costs, Electrical Costs, Fuel, Gas and Steam Costs, HVAC Costs, Insurance Costs, Taxes and Water Costs for such Accounting Period and all other costs to the LANDLORD, calculated in accordance with generally accepted accounting principles, for the cleaning, maintenance, repair, replacement and operation of the Development for such Accounting Period, plus an administration fee of fifteen percent (15 %), other than such costs which are directly chargeable by the LANDLORD to any tenant or tenants of the Development.

(ee) "RECOVERIES" means, for any Accounting Period, the amount determined by multiplying the Recoverable Costs for such Accounting Period by the TENANT'S Ratio or such other portion of the Recoverable Costs for such Accounting Period as may be allocated without duplication to the Leased Premises by the LANDLORD, acting reasonably, having regard without limitation to:

           (i) with respect to Electrical Costs, Fuel, Gas and Steam Costs, HVAC Costs and Water Costs, the consumption recorded by meters and check meters, engineering studies and the connected load of the Leased Premises and of specific areas of the Development;

          (ii)   with respect to  Insurance  Costs,  the value of the  Leasehold
                 Improvements,  the Permitted  Use  and   directives   from  the
                 LANDLORD'S insurers; and

          (iii) with respect to Taxes, prevailing assessment principles, separate tax bills for the Leased Premises, school support elected by the TENANT and information available from the authorities having jurisdiction over Taxes.

         In all instances, the allocation of the LANDLORD (provided it has acted reasonably) shall be final.

(ff) "RENT" means the Monthly Minimum Rent and Additional Rent payable under this Lease.

(gg) "RENTABLE AREA" means, with respect to any leasable premise, the Usable Area of such premise divided by the aggregate of the Usable Area of all leasable premises in the Development and multiplied by the Gross Building Area.

(hh) "RENTABLE AREA OF LEASED PREMISES " means the Rentable Area of the Leased Premises being 10,607 square feet of area determined in accordance with Section 1.1 (gg) hereof and subject to adjustment in accordance with Section 2.8 hereof.

(ii) "STIPULATED RATE OF INTEREST" means the aggregate of six percent (6%) per annum plus the rate of interest per annum charged by the LANDLORD'S banker from time to time at the City of Ottawa for loans in Canadian dollars to its most creditworthy customers.

(jj) "TAXES" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted principles, for all taxes, rates, duties and assessments whatsoever, whether municipal, provincial, parliamentary or otherwise, now charged or hereafter to be charged upon the Development or upon the LANDLORD in respect thereof for such Accounting Period, plus an administration fee of fifteen percent (15%). The total of such costs to the LANDLORD shall include, without duplication or limitation, realty taxes, school taxes, municipal taxes and taxes for local improvements or works assessed against the Development, taxes assessed against the rental payable by the TENANTS and any reasonable costs and fees (including, without limitation, audit, legal, accounting and other professional fees) incurred by the LANDLORD in contesting or negotiating with the public authorities as to the same. Taxes shall not include income taxes of the LANDLORD to the extent such income taxes are not levied in lieu of taxes, rates, duties and assessments against the Development or upon the LANDLORD in respect thereof, Capital Taxes or Large Corporations Tax.

(kk) "TENANT" means Sidus Systems Inc. and its permitted successors and assigns.

(ll)        "TENANT'S ADDRESS" means 400-2781 Lancaster Road, Ottawa, Ontario.

(mm) "TENANT'S RATIO" means that ratio determined by dividing the Usable Area of the Leased Premises by the total Usable Area of all leasable premises in the Development.

(nn)        "TENANT'S TRADE NAME" means N/A.

(oo) "TENANT'S WORK" means the work which the TENANT agrees to complete at its expense as set forth in Schedule "E".

(pp) "TERM" means Five (5) years commencing on the Commencement Date and ending April 30, 2001.

(qq) "TERMINATION DATE" means April 30, 2001 or such earlier date as this Lease may be determined by the LANDLORD.

(rr) "TRADE FIXTURES" means the personal chattels installed prior to the commencement of the Term, at the commencement of the Term, or during the Term by or on behalf of the TENANT in, on or which serve, the Leased Premises for the sole purpose of the TENANT carrying on its trade in the Leased Premises pursuant to Section 12.1 hereof and which Trade Fixtures the TENANT is permitted to remove only to the extent permitted by the terms of this Lease, but the Trade Fixtures do not include Leasehold Improvements or any inventory of the TENANT.

(ss) "UNAVOIDABLE DELAY" means any delay by a party in the performance of its obligations under this Lease caused in whole or in part by any acts of God, strikes, lockouts or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, washouts, nuclear and radiation activity or fallout, arrests, restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event whether of the kind herein enumerated or otherwise not within the control of such party and which, by the exercise of control of such party, could not have been prevented, but lack of funds on the part of such party shall not constitute an Unavoidable Delay. Notwithstanding the foregoing, in no event shall the TENANT be excused from the payment of Rent hereunder by reason of Unavoidable Delay unless this Lease specifically so provides.

(tt) "USABLE AREA" means, with respect to any leasable premise in the Development, the total area of such premise as measured from the exterior surfaces of the exterior building walls and from the centre line of all interior walls which divide the premise from other premises or from the Common Facilities and shall include the area of any loading docks for the sole use of the TENANT of such premise. No deduction shall be made for columns, projections, structural members or recesses.

(uu) "WATER COSTS" means, for any Accounting Period, the total cost to the LANDLORD, calculated in accordance with generally accepted accounting principles, for water, other than chilled water supplied to the Development, all sewage charges for such Accounting Period including, without duplication or limitation, all taxes, surcharges or other charges thereon, applicable Amortization and the cost of all fittings, machines, apparatus, meters, work or service required in connection with the supply of water or removal of sewage to the Development, plus an administration fee of fifteen percent (15%).

                                    ARTICLE 2

                         DEMISE, DELIVERY AND SURRENDER
                         ------------------------------

2.1 Demise and Leased Premises: In consideration of the covenants and agreements hereinafter set out, the LANDLORD hereby leases the Leased Premises to the TENANT, to have and to hold during the Term upon the conditions contained in this Lease. The TENANT covenants to pay Rent and to observe and perform all the covenants and provisions to be observed and performed by the TENANT pursuant to this Lease.

2.2 LANDLORD'S Work: The LANDLORD shall, at its sole cost and expense, construct the Leased Premises for the TENANT'S use and occupancy in accordance with plans and specifications prepared by the LANDLORD or the Architect, incorporating in such construction all items of work described as "LANDLORD'S Work" in Schedule "E" attached hereto and made a part hereof. Any work in addition to any of the items specifically enumerated in said Schedule 'E" as "LANDLORD'S Work", or any equipment or work designated as LANDLORD'S Work, but over and above the minimum of such LANDLORD'S Work, shall be performed by the LANDLORD at the TENANT'S cost and expense. Any equipment or work other than those items specifically enumerated under the heading "LANDLORD'S Work" in said Schedule "E" which the LANDLORD installs or constructs in the Leased Premises on the TENANT'S behalf shall be paid for by the TENANT in accordance with the payment schedule therein. The TENANT agrees that there is no promise, representation or undertaking by or binding upon the LANDLORD with respect to any alterations, remodelling or decoration of, or installation of equipment of fixtures in, the Leased Premises, except such, if any, as are expressly set forth in this Lease or in Schedule "E" hereto; and, that in the case of any such express provision, unless the same expressly provides for completion of the alteration, remodelling or decoration or of any such installation after the TENANT'S taking of possession of the Leased Premises, such taking of possession shall constitute conclusive evidence as against the TENANT that such alterations, remodelling or decoration or installation of equipment or fixtures has been satisfactorily completed.

2.3         TENANT'S Work: Deleted

2.4 Inability to Give Occupancy: It is hereby agreed that if, due to the failure of the LANDLORD for any reason whatsoever (other than any matter which is in the control of the TENANT or its agents) to complete the LANDLORD'S Work or to make available the services which the LANDLORD is hereby obligated to furnish, the Leased Premises or any part thereof are not ready for occupancy by the TENANT on the Commencement Date, the Monthly Minimum Rent shall abate in proportion to the Usable Area of the Leased Premises which are untenantable for the period prior to the date when the Leased Premises are ready for occupancy and the full Monthly Minimum Rent shall accrue only after such aforementioned date. The TENANT hereby agrees to accept such abatement of the Monthly Minimum Rent which shall be in full settlement of any and all Claims which the TENANT may otherwise have by reason of the Leased Premises not being ready for occupancy on the Commencement Date. The decision of the LANDLORD'S Architect or engineer shall be final and binding upon both parties hereto as to whether or not the Leased Premises are ready for occupancy by the TENANT and, if necessary, as to the portion of the Leased Premises that are available for occupancy. Despite anything contained to the contrary in this Section 2.4, if the LANDLORD is of the opinion that it is unable to deliver possession of all or part of the Leased Premises by the expiration of six (6) months from the Commencement Date, either the LANDLORD or the TENANT shall have the right to terminate the Lease upon written notice to the other, whereupon neither party shall have any liability to the other, and after the Termination Date, the LANDLORD shall return to the TENANT, without interest, the Advance Rent and Security Deposit, if any.

2.5 Acknowledgment of Commencement Date: The TENANT covenants to execute and return to the LANDLORD within fifteen (15) days of written demand from the LANDLORD an acknowledgment of the Commencement Date in the form set forth in Schedule "D" hereto.

2.6 Acceptance of Leased Premises: The TENANT shall notify the LANDLORD, within ten (10) days after the date the TENANT shall be given occupancy by the LANDLORD, of any defects or faults in, or in respect of the Leased Premises which prevent or diminish its use; and, failing the giving of notice hereunder, the TENANT shall be deemed for all purposes to have accepted the Leased Premises in the then existing condition, and the LANDLORD shall not have any further obligation to the TENANT for any such defects or faults. The TENANT agrees that there is no promise, representation or undertaking by or binding upon the LANDLORD with respect to any alteration, remodelling or decoration of the Leased Premises or with respect to the installation of equipment or fixtures in the Leased Premises, except as expressly provided in this Lease.

2.7 Use or Occupancy Prior to Commencement Date: If the TENANT shall for any reason use or occupy the Leased Premises in any way prior to the Commencement Date then, during such period, the TENANT shall be a tenant of the LANDLORD and shall be subject to the same covenants and agreements as are contained in this Lease including, without limitation, payment of Monthly Minimum Rent and all Additional Rent, mutatis mutandis, except as otherwise expressly provided herein.

2.8 Measurement of Leased Premises: Either the LANDLORD or the TENANT may, at its own expense, and any time during the Term, verify the Rentable Area of the Leased Premises and the Usable Area of the Leased Premises by submitting the matter to the Architect or to such other qualified person as may be nominated by the LANDLORD. The Rentable Area of the Leased Premises and the Usable Area of the Leased Premises shall be set forth in a certificate prepared by the Architect or other qualified person making the determination, such certificate shall be final and binding upon the LANDLORD and TENANT and the Rentable Area of Leased Premises and the Usable Area of the Leased Premises shall, for all purposes, be deemed to be, and to always have been, as set forth in such certificate.

2.9         Installation   and   Removal  of  Trade   Fixtures   and   Leasehold
Improvements:

(a) All Leasehold Improvements in, on, for or which serve, the Leased Premises, shall immediately become the absolute property of the LANDLORD upon affixation or installation, without compensation therefore to the TENANT, but the LANDLORD shall have no obligation to repair, replace, operate, maintain, insure or be responsible in any way for them, all of which shall be the TENANT'S responsibility. No Leasehold Improvements or Trade Fixtures shall be removed by, or on behalf of, the TENANT from the Leased Premises or elsewhere in the Development either during or at the expiration or earlier termination of this Lease except that:

     (i) The TENANT may, during the Term in the usual or normal course of its business and with the prior written consent of the LANDLORD, remove its Trade Fixtures from the Leased Premises, if such Trade Fixtures have become excess for the TENANT'S purposes or if the TENANT is substituting new and similar Trade Fixtures therefore, but only if in each case:

            (A)  the TENANT is not in default under this Lease; and

            (B)  such removal is done at the TENANT'S sole cost and expense.

     (ii) The TENANT shall, at the expiration or earlier termination of this Lease, at its own cost and expense, remove from the Leased Premises all its Trade Fixtures and such Leasehold Improvements as, the LANDLORD, at its option, upon notice to the TENANT, requires to be removed.

(b) If the TENANT does not remove its Trade Fixtures at the expiration or earlier termination of the Term pursuant to Section 2.9(a)(ii) hereof, such Trade Fixtures shall, at the option of the LANDLORD, thereupon become the property of the LANDLORD, without compensation therefore to the TENANT and without notice to the TENANT, and the LANDLORD may enter the Leased Premises and remove such Trade Fixtures, without liability on the LANDLORD'S part, at the TENANT'S expense, plus an administration charge of fifteen percent (15 %), which shall be paid by the TENANT to the LANDLORD as Additional Rent on demand, and such Trade Fixtures may, without notice to the TENANT or to any other Person and without obligation to account for them, be sold, destroyed, disposed of or used by the LANDLORD in such manner as the LANDLORD determines, or may be stored in a public warehouse or elsewhere, all at the TENANT'S expense, plus an administration cost of fifteen percent (15%), which shall be paid by the TENANT to the LANDLORD as Additional Rent on demand.

(c) If the TENANT does not remove the Leasehold Improvements requested by the LANDLORD at the expiration or earlier termination of this Lease pursuant to
     Section 2.9(a)(ii) hereof, the LANDLORD may, without liability on the LANDLORD'S part, and without notice to the TENANT, enter the Leased Premises and remove such Leasehold Improvements at the TENANT'S expense, plus an administration charge of fifteen percent (15%), which shall be paid by the TENANT to the LANDLORD as Additional Rent on demand, and such Leasehold Improvements may, without notice to the TENANT or to any other Person and without obligation to account for them, be sold, destroyed, disposed of or used by the LANDLORD in such manner as the LANDLORD determines, or may be stored in a public warehouse or elsewhere, all at the TENANT'S expense, plus an administration cost of fifteen percent (15%), which shall be paid by the TENANT to the LANDLORD as Additional Rent on demand.

(d) The TENANT, at its expense, shall, in the case of every such installation or removal, either during or at the expiration or earlier termination of this Lease, effect such installation or removal and immediately make good any damage caused to the Leased Premises or the Development by the installation or removal of any such Trade Fixtures or Leasehold Improvements. The TENANT agrees that each and every such installation or removal shall take place only at a time or times designated by the LANDLORD uid in the presence of the LANDLORD or its representative.

(e)  The  TENANT'S  obligation  to observe and perform  the  provisions  of this
     Section 2.9 shall survive the expiration or earlier termination of this Lease.

2.10 Overholding By TENANT: If the TENANT remains in possession of the Leased Premises subsequent to the end of the Term with the consent of the LANDLORD and without the execution and delivery of a new lease, or without the written consent of the LANDLORD, there shall be no tacit renewal or extension of this Lease and despite any statutory provision or legal presumption to the contrary, the TENANT shall be deemed to be occupying the Leased Premises as a TENANT from month-to-month upon the same terms and conditions as are set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, provided, however, that the Monthly Minimum Rent for such overholding period shall be an amount equal to one hundred and twenty-five percent (125 %) of the Monthly Minimum Rent paid by the TENANT immediately prior to the end of the Term. The TENANT shall pay such Monthly Minimum Rent and Additional Rent in advance on the first day of each month of such overholding period. The TENANT shall promptly indemnify and hold harmless the LANDLORD from any and all Claims incurred by the LANDLORD as a result of the TENANT remaining in possession of all or any part of the Leased Premises after the expiry of the Term. Such month-to-month tenancy may not be terminated by the TENANT on less than ninety
(90) days Notice and may not be  terminated  by the LANDLORD on less than thirty
(30) days Notice.

                                    ARTICLE 3

                                    RENTAL
                                    ------

3.1 Monthly Minimum Rent: Subject to Section 2.4, the TENANT shall pay to the LANDLORD as rental for the Leased Premises the Monthly Minimum Rent in advance on the first day of each and every month from the Commencement Date to the Termination Date and, if the Commencement Date or the Termination Date are not the first and last days of a month respectively, then the Monthly Minimum Rent for the first and last months of the Term shall be appropriately pro-rated.

3.2 Recoveries: The TENANT shall pay to the LANDLORD the Recoveries for each Accounting Period by monthly installments on the first day of each month throughout the Term and the amount of such installments shall be reasonably stipulated from time to time by the LANDLORD. Notwithstanding anything hereinbefore contained, if at the time when payment by the LANDLORD of any Recoverable Costs, whether interim, instalment or final is due, the LANDLORD shall not have on deposit a sufficient sum to pay the full amount of such Recoverable Costs, the TENANT shall forthwith, upon demand, pay, as Additional Rent, the TENANT'S share, determined as aforesaid of the amount of any such deficiency to the LANDLORD. Following the end of each Accounting Period, the LANDLORD shall compute the Recoveries for such Accounting Period and shall submit a statement thereof to the TENANT. If the total of the monthly instalments of Recoveries paid and payable by the TENANT in respect of such Accounting Period is less than the amount of Recoveries for such Accounting Period, the TENANT shall pay the difference to the LANDLORD forthwith. If the total of such monthly instalments of Recoveries paid and payable is greater than the amount of Recoveries for such Accounting Period, the difference shall either, at the option of the LANDLORD, be repaid to the TENANT with such statements, be applied in payment of other amounts owing by the TENANT, or be applied in reduction of future payments due under this Lease.

3.3         Advance Rent: Deleted

3.4         Security Deposit: Deleted

3.5 Rent Covenant: The TENANT shall pay to the LANDLORD without demand, in lawful money of Canada, at the times provided in this Lease, at the LANDLORD'S Address or at such other place as the LANDLORD may designate from time to time, the Monthly Minimum Rent and Additional Rent, without any deduction, set-off, counter claim or abatement whatsoever. Prior to the commencement of each and every Accounting Period, the TENANT shall forward twelve (12) post-dated cheques in amounts equal to the sum of the Monthly Minimum Rent and the monthly instalment of Recoveries determined pursuant to
Section 3.2 for each of the twelve (12) months of the next Accounting Period. All amounts payable under this Lease, unless otherwise provided, become due with the next instalment of Monthly Minimum Rent. If the TENANT defaults in payment of any sum due hereunder, the LANDLORD shall have the same rights and remedies upon default as if the sum were Rent in arrears.

3.6 Waiver of Offset: The TENANT hereby waives and renounces any and all existing and future claims, offsets and compensation against any Monthly Minimum Rent or Additional Rent and agrees to pay all Monthly Minimum Rent and Additional Rent regardless of any claim, offset or compensation which may be asserted by the TENANT or on its behalf. The TENANT agrees that the LANDLORD may, at its option, apply all sums received from the TENANT or due to the TENANT against amounts due or payable hereunder as the LANDLORD determines notwithstanding any instructions or designations to the contrary. No endorsement on any cheque or statement in any letter accompanying a cheque shall be deemed an accord or satisfaction and the LANDLORD may accept any payment without prejudice to any rights the LANDLORD may have at law or under this Lease.

3.7 Rent Past Due: If the TENANT fails to pay any Rent or any other amount when due by the TENANT under this Lease, such unpaid amounts shall bear interest, payable as Additional Rent, from the due date thereof to the date of payment at the Stipulated Rate of Interest and such interest shall be calculated and payable monthly. Nothing herein contained shall be construed so as to compel the LANDLORD to accept any payment of Rent in arrears should the LANDLORD elect to apply its remedies under the forfeiture or any other clause of this Lease in the event of default hereunder by the TENANT. Any cheque of the TENANT returned to the LANDLORD because of non-sufficient funds or for any other reason by any financial institution shall be immediately replaced by a certified cheque by the TENANT delivered to the LANDLORD, together with an administration charge of one Hundred Dollars ($100.00) payable by the TENANT to the LANDLORD as Additional Rent on demand.

3.8 Net Lease: It is the intent of the parties that this Lease be absolutely net to the LANDLORD and that the TENANT shall pay all costs and expenses relating to the Leased Premises and the business carried on therein except as expressly provided in this Lease. Any amount or obligation herein relating to the Leased Premises which is not expressly declared to be that of the LANDLORD shall be deemed to be an obligation of the TENANT to be performed by or at the TENANT'S expense.

                                    ARTICLE 4

              BUSINESS TAXES AND OTHER AMOUNTS TO BE PAID BY TENANT
              -----------------------------------------------------

4.1 Business Taxes: The TENANT shall pay all taxes, rates, duties, assessments, licence fees and other charges whatsoever levied, rated, charged or assessed against improvements, equipment and facilities of the TENANT in the Leased Premises, and every tax and licence fee imposed in respect of all business carried on in the Leased Premises, or in respect of the use or occupancy thereof, including any business assessments imposed in respect of the Common Facilities or any portion thereof (all of the foregoing being collectively referred to as the "Business Taxes"), and all such amounts shall be paid promptly and directly to the authorities responsible for collection. If there are not separate tax bills provided for the Business Taxes, the LANDLORD is entitled to reasonably allocate the Business Taxes to the TENANT.

4.2 Separate School Taxes: If the TENANT or any subtenant or licensee of the TENANT or any occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the TENANT shall pay to the LANDLORD, as Additional Rent, as soon as the amount of the separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would have been payable for Tax had such election not been made.

4.3 Other Taxes: The TENANT shall pay to the LANDLORD when due any and all business transfer tax, multi-stage sales tax, sales tax, goods and services tax or any like tax imposed on the TENANT by any governmental authority with respect to rent, including any additional rent, (herein referred to as "sales tax"), payable by the TENANT under this Lease or in respect of the rental of the Leased Premises. In the event any such sales tax is imposed on the LANDLORD, the TENANT shall reimburse the LANDLORD for the amount of such sales tax by paying such tax forthwith upon demand (or at any time designated from time to time by the LANDLORD). Sales taxes shall not be considered as rent or additional rent but the LANDLORD shall have all of the same remedies for and rights of recovery with respect to sales taxes as it has for non-payment of rent under this Lease and at law. The TENANT shall not be obligated to pay the LANDLORD any amounts on account of capital taxes or large corporation taxes.

4.4 Third Party Services: The TENANT shall be solely responsible for, and promptly pay to the appropriate third party, all charges for services used or consumed in or provided to the Leased Premises, excluding services supplied by the LANDLORD and charged to the TENANT as Recoveries, but including, without limitation, window cleaning, refuse removal, telephone, fuel, gas, water, electricity and any other utility services directly charged to the TENANT. In no event will the LANDLORD be liable to the TENANT in damages or otherwise for any failure to supply any third party services to the Leased Premises.

4.5 Services of the LANDLORD: One hundred and fifteen percent (115%) of the cost of all services provided by the LANDLORD or its agent to the TENANT shall be payable forthwith by the TENANT upon demand by the LANDLORD. Such services shall include any services performed at the TENANT'S request including, without limitation, maintenance, repair and partitioning for which the TENANT is otherwise responsible for pursuant to this Lease. Such services shall also include any services provided at the LANDLORD'S discretion including, without limitation, supervising and approving any work performed pursuant to Article 7.

4.6 Upgrading Utility Systems: One hundred and fifteen percent (115%) of the cost to the LANDLORD of upgrading the utility systems of the Development to service any extraordinary requirements of the TENANT shall be payable forthwith by the TENANT upon demand by the LANDLORD.

4.7 Pest Control: The TENANT shall, at its expense and at such reasonable intervals as the LANDLORD may require, use such pest extermination contractors for the Leased Premises as the LANDLORD may direct. If the TENANT fails to exercise such pest control measures as so directed by the LANDLORD, the LANDLORD shall have the right, at its option, to exercise such pest control measures for (the Leased Premises and one hundred and fifteen percent (115%) of the cost thereof shall be payable forthwith by the TENANT upon demand by the LANDLORD.

                                    ARTICLE 5

                            OPERATION OF DEVELOPMENT
                            ------------------------

5.1 Heating, Ventilating and Air-Conditioning: The LANDLORD covenants to operate or cause the operation of any heating, ventilating and air-conditioning system serving the Leased Premises and the Common Facilities as a prudent owner of a similar building would do as reasonably necessary having regard to its age, size and location and to ensure a normal comfortable working environment during the TENANT'S business hours. Where such heating, ventilating and air-conditioning system serving the Common Facilities shall be damaged or destroyed, or in the opinion of the LANDLORD require repairs, inspection, overhauling or replacement, the LANDLORD shall commence and carry out any necessary work with reasonable speed. The TENANT covenants to operate any heating, ventilating and air-conditioning system serving only the Leased Premises and to maintain a temperature sufficient at all times to prevent damage to the Development by cold or freezing and to prevent any other tenant of the Development having to incur higher than normal heating costs.

5.2 Janitorial Services: The LANDLORD shall provide, at the TENANT'S expense as part of Additional Rent, janitor services to the Leased Premises so that the floors and windows of the Leased Premises will be kept reasonably clean and so the Leased Premises will be kept in a state of cleanliness fit for occupancy. The LANDLORD shall not be responsible for the acts or omissions by persons employed to provide janitor services, except that the LANDLORD shall be responsible for the provision of such services as provided in this clause. The TENANT agrees to allow the persons employed by the LANDLORD to provide such service to take charge of the cleaning of the Leased Premises in accordance with this clause and agrees not to interfere with the LANDLORD'S direction of such persons. The LANDLORD shall cause the elevators, lobbies, hallways, stairways, washrooms and other areas of the Leased Premises enjoyed in common with others to be similarly maintained.

5.3 Utility Services: The LANDLORD shall permit the TENANT to have access to the utility services serving the Development provided the TENANT does not overload the capacity of any of such utility services and provided the TENANT pays all costs and expenses resulting from the TENANT'S access thereto. The TENANT shall advise the LANDLORD within five (5) days after written request therefore of the nature and quantity of all lights, equipment and machines using electricity in the Leased Premises and shall permit the LANDLORD or its authorized agents to make periodic inspection of all facilities using electricity located within the Leased Premises. Where the utility services of the Development or any part thereof shall be damaged or destroyed, or in the opinion of the LANDLORD require repairs, inspection, overhauling or replacement, the LANDLORD shall commence and carry out such necessary work with reasonable speed.

5.4 Ground Floor Directory: Should the LANDLORD erect a ground floor directory, the TENANT shall be identified thereon. The size, location and style of identification shall be determined by the LANDLORD in its sole discretion and at its cost.

5.5 Consequential Damage: The LANDLORD shall not be liable for direct, indirect or consequential damage or damages for personal discomfort or illness of the TENANT, its clerks, servants, employees, invitees, clients, customers or other persons nor shall the TENANT be entitled to any compensation, any diminution or abatement of rent, any claim for constructive or actual eviction or any claim of breach of the LANDLORD'S covenant of quiet enjoyment by reason of the operation or non-operation of any of the equipment or systems referred to in this Article 5, or by failure of the LANDLORD to provide any of the services referred to in this Article 5, or for any act or omission on the part of any person or persons employed or retained by the LANDLORD to perform any work under this Article 5 unless such damage is a result of the gross negligence or wilful misconduct of the LANDLORD or those for whom it is responsible at law.

                                    ARTICLE 6

                             INSURANCE AND LIABILITY
                             -----------------------

6.1 LANDLORD'S Insurance: The LANDLORD, acting reasonably, shall carry such insurance with such deductibles and exclusions for the account and benefit of the LANDLORD as the LANDLORD from time to time considers useful, expedient or beneficial, and such insurance may include, at the LANDLORD'S option, any or all of the following:

     (a) insurance against all risks of loss or damage caused by or resulting from fire, lightning, tempest or any additional peril defined in a standard fire insurance additional perils supplemental contract, including sprinkler leakage, covering all property owned by the LANDLORD relative to the Development including the buildings, the Common Facilities, the Leased Premises and the Leasehold Improvements, but excluding all trade fixtures, furniture and stock-in-trade belonging to the TENANT and other tenants of the Development;

     (b) insurance against loss of the LANDLORD'S gross profits including loss of Monthly Minimum Rent ind Additional Rent;

     (c) insurance against mechanical break-down, explosion, rupture or failure of boilers, pressure vessels, heating, ventilating and air-conditioning equipment, electrical apparatus and other like apparatus owned by the LANDLORD;

     (d)  comprehensive   general  liability   insurance  with  respect  to  the
          LANDLORD'S operation of the Development covering bodily injury, death and damage to property of others; and

     (e) any other form of insurance as the LANDLORD, acting reasonably, or the Mortgagee requires from time to time.

            Notwithstanding any contribution by the TENANT to the LANDLORD for insurance premiums as provided in this Lease, no insurable interest is conferred upon the TENANT under policies carried by the LANDLORD, and the TENANT shall have no right to receive any proceeds of insurance from policies carried by the LANDLORD. No contribution by the TENANT shall be deemed or construed as an automatic waiver of subrogation by the LANDLORD against the TENANT. The LANDLORD shall in no way be accountable to the TENANT regarding the use of any insurance proceeds arising from any claim and the LANDLORD shall not be obliged to account for such proceeds, nor to apply such proceeds to the repair or restoration of that which was insured, except to the extent provided herein. If the TENANT desires to receive indemnity by way of insurance for any property, work or thing whatever including Leasehold Improvements, the TENANT shall insure same for its own account and shall not took to the LANDLORD for reimbursement or recovery in the event of loss or damage from any cause, whether or not the LANDLORD has insured same and recovered therefor. The TENANT is not relieved of any liability arising from or contributed by its acts, faults, negligence or omissions.

6.2 TENANT'S Insurance: The TENANT shall keep in force during the Term at its own expense the following:

     (a) insurance against all risks of direct physical loss or damage as defined in a standard insurance industry wording in amounts equal to the full insurable value, calculated on a replacement cost basis without deduction for depreciation, covering all property of every description and kind owned by the TENANT or for which the TENANT is responsible pursuant to this Lease including stock-in-trade, furniture, trade fixtures, alterations, moveable partitions, additions, all other contents of the Leased Premises;

     (b) comprehensive or commercial general liability insurance, including all risks TENANT'S legal liability insurance in respect of the Leased Premises, in an amount not less than Two Million Dollars
          ($2,000,000.00), or such greater amount as may be stipulated by the LANDLORD from time to time, in respect of injury to or death of one or more than one person, and for damage to property, regardless of the number of claims arising as a result of any one occurrence;

     (d) business interruption insurance in amounts sufficient to adequately reimburse the TENANT for loss of gross profits or loss of earnings attributable to all perils commonly insured against;

     (e) motor vehicle insurance having third party liability limits not less than Two Million Dollars ($2,000,000.00) covering all vehicles owned or operated by or on behalf of the TENANT; and

     (f) such other insurance as the LANDLORD may reasonably require from time to time with respect to the property and operations of the TENANT.

            All such policies of insurance shall be in a form satisfactory to the LANDLORD and be placed with insurers licensed to do business in Canada and shall exclude the exercise of any claim of the insurer or insurers, whether by subrogation or otherwise, against the LANDLORD and against those for whom the LANDLORD is in law responsible. Each such policy, with the exception of the insurance referred to in subparagraph (e), shall name the LANDLORD as an additional insured as its interests may appear and shall contain a waiver, in favour of the LANDLORD and any Mortgagee, of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such insurance shall be primary insurance and shall not call into contribution any insurance carried by the LANDLORD or any Mortgagee. The proceeds of insurance referred to in subparagraphs (a) and (c) of this Section
6.2 are hereby assigned to and shall be made payable to the LANDLORD. Such proceeds received by the LANDLORD shall be released to the TENANT upon receipt by the LANDLORD of a certificate of the Architect stating that repairs to the

Leasehold Improvements to the extent of such proceeds having been satisfactorily completed by the TENANT free of liens. All policies of comprehensive general liability insurance shall contain a severability of interest clause and a cross-liability clause as between the LANDLORD and the TENANT. All policies shall contain a provision requiring that at least thirty (30) day's written notice be given to the LANDLORD by the insurer prior to any material change, cancellation or expiry, and the TENANT shall obtain undertakings from all insurers to that effect. Upon the request of the LANDLORD, the TENANT shall deliver certificates of insurance to the LANDLORD in a form acceptable to the LANDLORD, and, if required, certified copies of each insurance policy. If the TENANT fails to perform its obligations pursuant to this Section 6.2, the LANDLORD may effect such insurance on behalf of the TENANT and one hundred and fifteen percent (115%) of any premium paid by the LANDLORD shall be payable forthwith by the TENANT upon demand by the LANDLORD.

6.3 Premium Increases and Cancellation: The TENANT shall promptly comply with all requirements of the LANDLORD'S or Mortgagee's insurance underwriters regarding the use and occupation of the Leased Premises, and the TENANT shall not do, omit, or permit to be done or omitted anything which shall cause any insurance premium with respect to the Development or any part thereof to be increased, or which may cause any policy of insurance with respect to the Development to be cancelled. If any insurance premium shall be so increased, the TENANT shall pay to the LANDLORD forthwith upon demand the amount of such increase. If any insurer threatens to cancel, cancels or refuses to renew any insurance policy of the LANDLORD upon the Development by reason of the use of occupation of the Leased Premises or any part thereof, the TENANT shall forthwith remedy or rectify such use or occupation within the time limit required by the insurer upon being requested to do so in writing by the LANDLORD, and if the TENANT shall fail to do so the LANDLORD may, at its option, without prejudice to any other rights it may have, terminate this Lease by Notice to the TENANT. Thereupon the TENANT shall pay Monthly Minimum Rent and Additional Rent in full to the date of such termination and shall immediately deliver up possession of the Leased Premises to the LANDLORD and the LANDLORD shall have the right to re-enter the Leased Premises.

6.4 Limitation of LANDLORD'S Liability: The LANDLORD shall not be liable or responsible in any Injury that may be suffered or sustained by the TENANT or any employee, agent or customer of the TENANT or any other person who may be upon the Leased Premises or the Development, or for any loss or damage or injury to any property belonging to the TENANT or its employees or to any other person unless such Injury, loss or damage results from the gross negligence or wilful misconduct of the LANDLORD, its agents, servants or employees or other persons for whom it may be responsible. Without limiting the generality of the foregoing, the LANDLORD shall not be liable for any Injury, damage or damages of any nature whatsoever to persons or property on the Leased Premises or the Development caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage or snow or ice removal, by the interruption of any public utility or service, by steam, gas, water, rain, snow, or other substances leaking, issuing or flowing into any part of the Leased Premises or the Development, unless as a result of the gross negligence or wilful misconduct of the LANDLORD or those for whom it is responsible at law, or by anything done or omitted to be done by any tenant, occupant or person in the Development. In addition, the LANDLORD shall not be liable for any Injury, loss or damage for which the TENANT is required to insure pursuant to Section 6.2, nor for any loss or damage resulting from any construction, alterations or repair.

6.5 Indemnity by TENANT: The TENANT shall indemnify the LANDLORD against and from all Claims in respect of any Injury, loss or damage referred to in
Section 6.4, against and from any act, omission or neglect by the TENANT or those over whom the TENANT is at law responsible, and against and from any breach by the TENANT of any provision of this Lease.

                                    ARTICLE 7

                             REPAIRS AND ALTERATIONS
                             -----------------------

7.1 TENANT'S Repairs: Subject to Section 7.3, Section 7.4 and Article 8 hereof, the TENANT shall, at its own expense, through the Term whenever necessary or whenever reasonably required by the LANDLORD to do so, decorate, repair, maintain and keep in first class condition, all as a careful Tenant would do, the Leased Premises and every part thereof including, without limitation, the Leasehold Improvements, Trade Fixtures, equipment, furnishing, all glass, every part of the heating, cooling, ventilating, air-conditioning, plumbing and other mechanical installations serving only the Leased Premises, whether or not any such items were installed or furnished by the TENANT. The TENANT covenants to perform such maintenance and to effect such repairs and replacements, including major, minor, necessary and lesser repairs, and hereby expressly releases the LANDLORD from performing necessary repairs. The TENANT shall not be required to effect those repairs in and to the Leased Premises which are expressly the obligation of the LANDLORD pursuant to Section 7.10 of this Lease. If the TENANT fails to commence and diligently proceed to make such repairs, maintenance or replacements which are the obligation of the TENANT after Notice from the LANDLORD to do so, the LANDLORD shall have the right, at is option, to make such repairs, maintenance and replacements, and one hundred and fifteen percent (115%) of the cost thereof shall be payable forthwith by the TENANT upon demand by the LANDLORD.

7.2 TENANT to Notify of Defects: The TENANT shall promptly notify the LANDLORD of any damage to or defect in any part of the Leased Premises or the Development, or in any equipment or utility system serving the Leased Premises or the Development of which the TENANT becomes aware and which may cause or result in

Injury to any person or damage to property notwithstanding that the LANDLORD may have no obligation with respect thereto.

7.3 LANDLORD'S Consent to Changes: The TENANT shall not, without the LANDLORD'S prior written approval, make any change, alteration, repair, addition or improvement in or to the Leased Premises which affects the structure or perimeter walls, any sprinkler system, any heating, ventilating and/or air-conditioning systems, the plumbing, electrical and mechanical equipment or systems, the bearing floors, the signage, the ceilings, the columns or the roof, nor make any change, alteration, major repair, addition or improvement to the Leasehold Improvements. The TENANT shall submit to the LANDLORD adequate details of any such proposed work which requires the LANDLORD'S approval including drawings and specifications conforming to good engineering practice which have been prepared by qualified designers. The LANDLORD reserves the right to perform, at the expense of the TENANT, any such alterations other than alterations to the Leasehold Improvements.

7.4 Construction by TENANT: The TENANT shall obtain, at its expense, a building permit and all other necessary permits and licences before the TENANT commences any work under this Article 7 and shall submit copies of same to the
LANDLORD. The TENANT shall also obtain, at its expense, such indemnification against liens, costs and damages as the LANDLORD considers necessary. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by or for the TENANT in connection with the Leased Premises shall be completed in accordance with the drawings and specifications approved by the LANDLORD, shall be carried out in a good and workmanlike manner, shall comply with all applicable laws, regulations, by-laws, orders or requirements of any competent authority, shall be subject to supervision by the LANDLORD or its employees, agents or contractors, and shall be performed only by persons approved by the LANDLORD in writing whose labour-union affiliations are acceptable to the unions of which the LANDLORD'S employees, contractors or sub-contractors are members. The TENANT shall allow the LANDLORD, its agents or contractors to submit tenders for any construction, alteration, maintenance, repair, replacement, installation, removal or decoration to be undertaken by or for the TENANT in connection with the Leased Premises. The TENANT shall deliver to the LANDLORD within thirty (30) days of completion of any work pursuant to this Article 7 two (2) complete sets of "As Built" drawings showing all work completed. The TENANT shall, at the LANDLORD'S request, restore the Leased Premises to their former condition if any work to the Leased Premises has not been completed in accordance with this Section 7.4 or if any such work has not been approved by the LANDLORD as required by Section 7.3

7.5 Builder's or Mechanic's Liens: The TENANT shall at all times, throughout the Term promptly pay all its contractors, materialmen, suppliers and workers and all charges incurred by or on behalf of the TENANT for any work, materials or services which may be done, supplied or performed at any time in respect of the Leased Premises and the TENANT shall do any and all things necessary so as to ensure that no lien, encumbrance, charge or caveat (collectively "lien") is registered against the Development or any part thereof, against the LANDLORD'S interest in the Development, or against the TENANT'S interest in the Leased Premises, by any Person claiming by, through, under or against the TENANT or its employees, agents, invitees, licensees, contractors or subcontractors, and if any such lien is made, filed or registered, the TENANT shall discharge it or cause it to be discharged immediately, at the TENANT'S expense. If the TENANT fails to discharge or cause any such lien to be discharged as aforesaid, then, in addition to another right or remedy of (and without liability to) the LANDLORD, the LANDLORD, in its sole discretion may, but it shall not be obligated to, discharge the same by paying the amount claimed to be due into court and the amount so paid by the LANDLORD and all costs and expenses including all professional and solicitor's fees (on a solicitor and his own client basis) incurred by or on behalf of the LANDLORD with respect to such lien (including its registration and discharge), shall be paid by the TENANT to the LANDLORD on demand as Additional Rent. If such lien is discharged as aforesaid but the LANDLORD is still involved in any court action as a result thereof, then the TENANT shall pay to the LANDLORD as Additional Rent on demand, all professional and legal fees (on a solicitor and his own client basis) and all costs and expenses incurred by or on behalf of the LANDLORD in connection with any such court action. In addition, should any such lien result in the LANDLORD either suffering a delay in receiving payment of all or any part of any moneys from any Mortgagee or result in such Mortgagee advancing funds that are not made available to the LANDLORD for the LANDLORD'S sole use, the TENANT shall be responsible for and shall pay to the LANDLORD, as Additional Rent, on demand, an amount equal to the sum of:

     (a) interest on such moneys and funds at the rate specified in Section 3.7 until such lien has been discharged;

     (b) an administration fee equal to fifteen percent (15%) of such lien and interest aforesaid; and

     (c) all damages, professional and legal fees (on a solicitor and his own client basis), costs and expenses suffered or incurred by or on behalf of the LANDLORD in arranging for removal of such lien or otherwise in connection with such lien (including any court action with respect thereto).

7.6         No Interference with LANDLORD and Other TENANTS: Any work under this
Article 7 shall be performed in such a manner that it will not interfere or conflict with any activities of the LANDLORD or any other tenant or with the operation of the Development. The TENANT shall, at its expense, remove forthwith from the Development all trash and other refuse which accumulates from such work.

7.7 Indemnification of LANDLORD: The TENANT covenants to indemnify the LANDLORD against and from all Claims in respect of any Injury or damage caused by or resulting from any work under this Article 7.

7.8         Installation of Meters: Delete

7.9 Repair Where TENANT at Fault: If the Development or any part thereof including the Common Facilities and Leased Premises require repair or become damaged or destroyed through any act, omission, negligence, or carelessness of the TENANT, its servants, agents, employees, contractors, sublessees or licensees, the LANDLORD shall effect the necessary alterations, replacements or repairs and shall charge the TENANT one hundred and fifteen percent (115%) of the cost thereof and such amount shall be payable forthwith by the TENANT upon demand by the LANDLORD.

7.10 Repairs by LANDLORD: Subject to Section 7.9 and Article 8, the LANDLORD shall make such repairs to the Common Facilities and structural components of the Development as the LANDLORD, acting reasonably, considers necessary. The structural components of the Development include, without limitation, footings, foundations, pads, piers, columns, bearing walls, beams, joists, roof and roof membrane but do not include interior glass, glass forming exterior walls of the Development or any other component of the Leased Premises.

7.11 Door Locks: If the TENANT replaces any lock in the Leased Premises with a lock of Medco or any other high security design whatever, the TENANT shall provide the LANDLORD such keys as will permit the LANDLORD to enter the Leased Premises as allowed by this Lease. Further, the TENANT shall on or before the Termination Date replace such high security lock with a lock equal in quality and comparable in design to the original lock and shall surrender to the LANDLORD all keys to the Leased Premises and the Development. One hundred and fifteen percent (115%) of the cost to the LANDLORD of replacing any such locks which the TENANT fails to replace and any keys which the TENANT fails to surrender shall be payable forthwith by the TENANT upon demand by the LANDLORD.

                                    ARTICLE 8

                              DAMAGE OR DESTRUCTION
                              ---------------------

8.1 Right to Terminate: If fifty percent (50%) or more of the Useable Area of the Leased Premises or of the total Useable Area of the Development is damaged or destroyed by any cause whatsoever or if at any time during the last two (2) years of the Term any part of the Development is damaged or destroyed by any cause whatsoever to the extent that, in the opinion of the Architect, the Leased Premises, or the Development, as the case may be, cannot be repaired or rebuilt with reasonable diligence within six (6) months of the date of the occurrence of such damage or destruction, then the LANDLORD may, at its option to be exercised by Notice to the TENANT within the thirty (30) days next following such occurrence, elect to terminate this Lease. If the LANDLORD so elects, the Term of this Lease and the tenancy hereby created shall expire by lapse of time upon the thirtieth (30th) day after such Notice is given and the TENANT shall, within such thirty (30) day period, vacate the Leased Premises and surrender the same to the LANDLORD, failing which the LANDLORD shall have the right to re-enter and repossess the Leased Premises discharged of this Lease and to remove all persons and property therefrom. In no event shall the LANDLORD be liable to reimburse the TENANT for damage to or replacement or repair of fixtures, floor coverings, furniture, equipment or Leasehold Improvements.

8.2 Repair and Rebuilding: If the LANDLORD does not elect to terminate this Lease pursuant to Section 8.1, the LANDLORD shall proceed to repair or rebuild the Development, excluding the Leased Premises, to the extent possible with the insurance proceeds received by the LANDLORD from the LANDLORD'S insurers or which should have been received by the LANDLORD from its insurers had the LANDLORD insured the Development as provided for in this Lease. In repairing, reconstructing or rebuilding the Development or any part thereof the LANDLORD may use designs, plans and specifications other than those used in the original construction and may alter or relocate, or both, any or all of the buildings, facilities and improvements, including the Leased Premises, provided that the Leased Premises as altered or relocated shall be of substantially the same size and be in all material respects reasonably comparable to the Leased Premises as defined herein. Upon receipt of Notice from the LANDLORD that the LANDLORD has completed its repair and rebuilding, the TENANT shall forthwith commence and expeditiously finish the repair and rebuilding of the Leased Premises and the Leasehold Improvements in accordance with the provisions of
Section 7.1 hereof and shall immediately thereafter open the Leased Premises for business, which in no event shall be later than thirty (30) days after Notice from the LANDLORD that its repair and rebuilding is complete.

8.3 Abatement of Rent: The Monthly Minimum Rent shall abate in proportion to the Useable Area of the Leased Premises rendered untenantable by the occurrence of damage or destruction to the Development, but only if such damage or destruction was not caused by the TENANT. The abatement of Monthly Minimum Rent shall continue until the earlier of thirty (30) days following Notice to the TENANT pursuant to Section 8.2 hereof that the LANDLORD has repaired or rebuilt the Leased Premises to the extent required, or the day the TENANT opens the repaired and rebuilt portion of the Leased Premises for business.

8.4 Certificate of Architect Binding: The certificate of the Architect shall bind the parties as to the percentage of the Usable Area destroyed or damaged, the state of tenantability of the Leased Premises, and the date upon which reconstruction and repair is substantially completed.

                                    ARTICLE 9

                          DEMOLITION AND EXPROPRIATION
                          ----------------------------

9.1 Demolition. If any authority having jurisdiction issues or makes an order, a law, a regulation or a judgment that would necessitate the demolition of the Development or the Leased Premises, the LANDLORD shall have the right to terminate this Lease by Notice to the TENANT and this Lease shall terminate on the date set out in such Notice. If the LANDLORD or its successors, transferees or those having the right to choose to demolish, renovate or sell the Development or any part thereof, the LANDLORD shall have the right to terminate this Lease by six (6) month's Notice to the TENANT and the LANDLORD shall, in no event, be liable for damages to the TENANT in connection with any such termination.

9.2 Total Expropriation of Leased Premises. If the whole of the Leased Premises shall be expropriated for any public or quasi-public use or purpose, then the Term shall cease and terminate upon possession being required, and all Rent shall be paid up to that date, and the TENANT shall have no claim against the LANDLORD for the value of any unexpired Term of this Lease or for damages or for any other reason whatsoever but shall be reimbursed by the LANDLORD for any amounts of rent paid in advance.

9.3 Partial Expropriation of the Building. In the event that 20% or more of the Gross Building Area shall be expropriated by any lawful expropriating authority, then the LANDLORD shall have the right, to be exercised by notice in writing to the TENANT within ninety (90) days next following such expropriation, to elect to cancel and terminate this Lease.

            Upon the giving of such notice to the TENANT, the Term of this Lease shall cease and terminate as of the date actual physical possession shall be taken, and all Rent shall be paid up to that date, and the TENANT shall have no claim against the LANDLORD for the value of any unexpired Term of this Lease or for damages or for any other reasons whatsoever. In the event that the LANDLORD does not so elect to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect without any deduction or abatement of Rent provided that, if any part of the Leased Premises is expropriated, and, as a result thereof, the area of the Leased Premises shall be adjusted to account for such reduction in area, and the Monthly Minimum Rent and Additional Rent payable by the TENANT shall be adjusted on the basis of the rental rate set out in
Section 1. 1 (x).

9.4 Expropriation of Common Facilities. If the whole or part of the Common Facilities shall be acquired or expropriated for any public or quasi-public use or purpose, then the term of this Lease shall, at the option of the LANDLORD, case and terminate as of the date of title vesting in such proceeding; and the TENANT shall have no claim against the LANDLORD for the value of any unexpired Term of this Lease; and the Rent shall be adjusted to the date of the said termination.

9.5 Mutual Co-operation. The LANDLORD and the TENANT agree to co-operate with each other in respect of any expropriation of all of the Leased Premises or any other part of the Development, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled to at law. If and to the extent that any portion of the Development other than the Leased Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof, shall belong solely to the LANDLORD, and the TENANT shall abandon or assign to the LANDLORD any rights which the TENANT may have or acquired by operation of law to such proceeds or award and shall execute such documents as in the opinion of the LANDLORD are or may be necessary to give effect to this intention.

                                   ARTICLE 10

                                 QUIET ENJOYMENT
                                 ---------------

10.1 LANDLORD'S Covenant for Quiet Enjoyment: If the TENANT pays the Monthly Minimum Rent and Additional Rent and continuously and strictly performs all its obligations hereunder, the TENANT shall and may, subject to the terms and conditions of the Lease, peaceably possess and enjoy the Leased Premises throughout the Term without any interruption or disturbance from the LANDLORD or any other person or persons lawfully claiming by, from or under the LANDLORD.

                                   ARTICLE 11

                   ATTORNMENT, SUBORDINATION, STATUS STATEMENT
                   -------------------------------------------

11.1 Subordination and Attornment: This Lease is subject and subordinate to all mortgages, charges, leases and sale-and-leaseback transactions or deeds of trust, which may now or at any time hereafter affect the Leased Premises in whole or in part or the Development in whole or in part whether or not any such mortgage, charge, lease or deed of trust shall affect only the Leased Premises or the Development or shall affect other premises as well. On request, at any time and from time to time, of the LANDLORD or of the mortgagee, chargee, lessee or trustee under any such mortgage, charge, lease or deed of trust, the TENANT covenants and agrees to promptly:

     (a) attorn to such mortgagee, chargee, lessee or trustee and become its tenant of the Leased Premises for the then unexpired residue of the Term on the terms herein contained; or

     (b) postpone and subordinate this Lease to such mortgage, charge, lease or deed of trust to the extent that this Lease and all right, title and interest of the TENANT in the Leased Premises shall be subject to the rights of such mortgage, charge, lease or deed of trust as if such mortgage, charge, lease or deed of trust had been made and registered and the monies thereby secured had been advanced before the making of this Lease (and notwithstanding any authority or consent of such mortgagee, chargee, lessee or trustee, express or implied, to the making of this Lease).

            Any such attornment, postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, charge, lease or deed of trust. The TENANT shall forthwith execute any instruments of attornment, postponement or subordination which may be so required to give effect to this Section II. 1.

            Such postponement and subordination shall be conditional upon the LANDLORD obtaining from the holder of each Mortgage, Charge, Lease or Deed of trust to which the TENANT is required to postpone and subordinate this Lease, an agreement with the TENANT pursuant to which such holder agrees the TENANT may continue to use

11.2        Attorney: Deleted

11.3 Financial Information: The TENANT will, upon request provide the LANDLORD with such information to the TENANT'S or the Guarantor's financial standing and corporate organization as the LANDLORD or Mortgagee requires. Failure of the TENANT to comply with the LANDLORD'S request will be a default under this Lease.

11.4 Status of Lease Statement: Within five (5) days of any request of the LANDLORD, the TENANT shall execute, acknowledge and transmit forthwith to the LANDLORD a statement in writing certifying that this Lease is in full force and effect, certifying the extent of any prepayment of Monthly Minimum Rent or Additional Rent, certifying the existence or non-existence of defaults and modifications and certifying any other matters pertaining to this Lease as to which the LANDLORD shall request a certificate.

                                   ARTICLE 12

                             USE OF LEASED PREMISES
                             ----------------------

12.1 Type of Business Permitted: The TENANT covenants not to use or permit the Leased Premises or any part thereof to be used for any unlawful purpose, lodging, cooking, storage of food, sleeping or any other purpose other than the Permitted Use.

12.2 Conduct of Business: The TENANT will conduct its business in and use the whole of the Leased Premises continuously throughout the Term in an up-to-date, first class and reputable manner befitting the Development and on the days and during the hours that the LANDLORD from time to time designates. Nothing in this section requires the TENANT to conduct its business during a period prohibited by law or by-law regulating the hours when the business may be conducted. A business practice by the TENANT whether through advertising, selling procedures or otherwise which may harm the business or reputation of the LANDLORD or reflect unfavourably on the Development, the LANDLORD or other tenants of the leased premises in the Development, or which may confuse, mislead or deceive the public, will immediately be discontinued by the TENANT at the request of the LANDLORD. The LANDLORD will not be prejudiced by or responsible to the TENANT for the non-observance or violation of any lease by another TENANT of the premises in the Development.

12.3 Observance of Law: The TENANT shall, at its sole cost and expense and subject to Article 7, promptly:


     (a) observe and comply with all provisions of law including without limitation, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws and other regulations now or thereafter in force which pertain to or affect the Leased Premises, the TENANT'S use of the Leased Premises or the conduct of any business in the Leased Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises;

     (b) observe and comply with all requirements of, and pay for all costs and expenses in connection with, the controls imposed by governmental authorities for ambient air and environment standards; and

     (c) carry out all modifications, alterations or changes of or to the Leased Premises, and the TENANT'S conduct of business or use of the Leased Premises, which are required by any such authorities as set out above.

12.4 Waste and Nuisance: The TENANT shall not commit or permit any waste or injury to the Leased Premises including without limitation, the Leasehold Improvements and Trade Fixtures therein. The TENANT shall not commit or permit any nuisance in the Leased Premises. The TENANT shall not cause annoyance to the other tenants of the Development by any means including the creation of objectionable or offensive noises, vibrations or odours and the LANDLORD shall determine in its sole discretion whether such annoyance is being caused.

12.5 Rules and Regulations: The rules and regulations adopted and promulgated by the LANDLORD from time to time arc hereby made as part of this Lease, and the TENANT agrees to comply with and observe the same. The rules and regulations existing as at the Commencement Date are those set out in Schedule "I" attached hereto. The LANDLORD reserves the right from time to time to amend, supplement, suspend or cancel any or all of the rules and regulations applicable to the Leased Premises or the Development and to notify the TENANT of any such changes. The rules and regulations may differentiate between different types of businesses. Notice of the rules and regulations and amendments and supplements, if any, shall be given to the TENANT and the TENANT agrees thereupon to comply with and observe all such rules and regulations, provided that no rules and regulations and amendments thereto and supplements thereof shall contradict any provision of this Lease. The LANDLORD shall not be liable or responsible to the TENANT for the non- observance or violation of any of such rules and regulations or of any of the terms, covenants or conditions of any other lease of premises in the Development and shall be under no obligation to enforce any such rules and regulations or terms, covenants or conditions.

                                   ARTICLE 13

                           ASSIGNMENT AND SUB-LETTING
                           --------------------------

13.1 Assignment by LANDLORD: To the extent that the LANDLORD'S covenants and obligations under this Lease are assumed by a purchaser or lessee of the Development or a portion thereof, or are assumed by an assignee of this Lease or any interest therein, the LANDLORD shall, without further written agreement, be freed and relieved of such covenants and obligations.

13.2 Assignment and Sub-Letting by TENANT: The TENANT shall not assign this Lease nor sublet or part with or share the occupation, control or possession of the Leased Premises or any part thereof or mortgage or encumber this Lease, its Leasehold Improvements, Trade Fixtures or the Leased Premises (collectively a "Transfer") without the prior written consent of the LANDLORD and such consent shall not be unreasonably withheld or delayed where, in the LANDLORD'S judgment, the proposed transferee has satisfactory financial standing, business history and reputation in the community but, in any event, the LANDLORD shall be entitled to exercise its right of termination pursuant to
Section 13.3. This prohibition against Transfer includes Transfers by operation of law. Consent to any Transfer shall not constitute consent to a subsequent Transfer. If there is a Transfer without the consent of the LANDLORD, the LANDLORD may collect rent from the transferee and apply such rent against amounts owing hereunder without waiving its rights hereunder, and consent of the LANDLORD shall not be deemed or presumed from such conduct.

13.3 LANDLORD'S Option: If the TENANT intends to effect a Transfer of the Leased Premises or this Lease, in whole or in part or any estate or interest hereunder, then the TENANT shall give prior written notice to the LANDLORD of such intent, specifying therein the proposed Transferee and providing such reasonable information with respect thereto including, without limitation, information concerning the principals thereof and such credit, financial or business information relating to the proposed Transferee as the LANDLORD requires, including an original copy of the proposed document effecting or evidencing the proposed Transfer; and the LANDLORD shall within thirty (30) days thereafter notify the TENANT in writing either (a) that it consents to or does not consent to the proposed Transfer, or (b) that it elects to cancel this Lease in preference to the giving of such consent. If the LANDLORD elects to cancel this Lease as aforesaid, the TENANT shall notify the LANDLORD in writing within fifteen (15) days thereafter of the TENANT'S intention either to refrain from such Transfer or to accept the cancellation of this Lease. Failure of the TENANT to deliver such notice within the said fifteen (15) days shall be an acceptance by the TENANT of the LANDLORD'S proposal to cancel this Lease. Any cancellation of this Lease pursuant to this Section 13.3 shall be effective on either the date originally proposed by the TENANT as being the effective date of Transfer, or the last day of the month in which occurs the day that is 60 days following the date of the LANDLORD'S notice to cancel this Lease, whichever is the latter.

13.4 Conditions to Consent: Where the LANDLORD gives its consent to a Transfer under Section 13.2, such consent shall be subject to the following conditions:

     (a) that Transfer agreement be prepared by the LANDLORD'S solicitor on the LANDLORD'S form and be executed by the TENANT or transferee as the case may be;

     (b) that the TENANT remains jointly and severally liable with any such transferee or with respect to all terms of this Lease including the payment of Monthly Minimum Rent and Additional Rent;

     (c) that the TENANT pay forthwith to the LANDLORD fifty percent (50%) of any consideration, including increased rent, received by the TENANT either directly or indirectly from any transferee whether in the form of cash, goods or services;

     (d) that the TENANT pay any and all reasonable legal costs and all LANDLORD administrative costs with respect to the preparation and review of the documents to give effect to the proposed Transfer;

     (e) that the Permitted Use of the Leased Premises and all other terms of the Lease remain unaltered; and

     (f) the Transfer shall not be effective unless there shall not exist any default hereunder on the part of the TENANT at that time.

13.5 Corporate Ownership: If the TENANT is a corporation or if the LANDLORD has consented to a transfer of this Lease or the Leased Premises, as the case may be, to a corporation, any transfer or issue by sale, assignment, operation of law or other disposition, or by subscription, from time to time, of all or any part of the corporate shares of the TENANT or of any parent or subsidiary corporation of the TENANT or any corporation which is an associate or affiliate of the TENANT (as those terms are defined pursuant to the Ontario Business Corporation Act, 1982, and amendments thereto) which results in any changes in the present effective voting control of the TENANT as at the date of execution of this Lease (or at the date a Transfer of this Lease or of the Leased Premises, as the case may be, to a corporation is permitted) shall require the prior written consent of the LANDLORD; and all of the terms and provisions of this Article 13 shall apply to same as if same were a request for assignment or subletting pursuant to the provision of Section 13.2.

However, this Section shall not apply to the TENANT if and so long as: (a) the TENANT is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States; or (b) the TENANT is a private corporation defined as aforesaid; so long as in either case prior to any such change of control of the TENANT, the LANDLORD receives assurances satisfactory to the LANDLORD that there will be a continuity of the existing management of the TENANT and of its business practices and policies (including those affecting the advertising and promotion of the business in the Leased Premises), notwithstanding any such change of control.

                                   ARTICLE 14

                                     DEFAULT
                                     -------

14.1        LANDLORD'S Right of Re-Entry: If and whenever:

     (a) the TENANT fails to pay any amount due hereunder when due and such failure shall be continuing for a period of more than five (5) days after the date such amount was due; or

     (b) the TENANT fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the TENANT (other than the terms, covenants or conditions set out below in subparagraphs (c) to (k) inclusive, for which no notice shall be required) provided the LANDLORD first gives the TENANT fifteen (15) days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform and the TENANT within such period of fifteen (15) days fails to cure any such failure to perform; or

     (c) the TENANT or any agent of the TENANT falsifies any report required to be furnished to the Landlord pursuant to this Lease; or,

     (d) the TENANT of this Lease or any person occupying the Leased Premises or any part thereof become bankrupt or insolvent or takes benefit of any act not or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

     (e) a receiver or a receiver and manager is appointed for all or a portion of the TENANT'S property or any such Guarantor's or occupant's property; or

     (f) any steps are taken or any action or proceedings are instituted by the TENANT or by any other party including, without limitation, any court or governmental body of competent jurisdiction, for the dissolution, winding-up, or liquidation of the TENANT or its assets; or

     (g) the TENANT makes a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to an assignee or sublease pursuant to a permitted assignment or subletting hereunder and pursuant to the Bulk Sales Act (Ontario)); or

     (h) the TENANT abandons the Leased Premises, or sells, disposes of or removes from the Leased Premises the goods and chattels of the TENANT so that there would not be in the event of such sale or disposal sufficient goods of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

     (i) the Leased Premises become and remain vacant for a period of five (5) consecutive days or are used by any persons other than such as are entitled to use them hereunder; or

     (j) the TENANT assigns, transfers, encumbers, sublets, or permits the occupation, use, parting with, or sharing possession of all or any part of the Leased Premises by anyone except in a manner permitted by this Lease; or

     (k) this Lease or any of the TENANT'S assets are taken under any writ of execution; or

     (l)  re-entry is permitted  under any other terms of this Lease,

then, and in every such case, the LANDLORD, in addition to any other rights or remedies it has pursuant to this Lease or by law, has the immediate right of re-entry upon the Leased Premises, and it may expel all persons and remove all property from the Leased Premises, and such property may be removed and sold or disposed of by the LANDLORD as it deems advisable, or may be stored in a public warehouse or elsewhere at the cost and for the account of the TENANT, all without service of notice or resort to legal process, and without the LANDLORD being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned of trespass or becoming liable for any loss or damage which may be occasioned thereby.

14.2 Re-Entry and Termination: This Lease shall terminate upon a re-entry under Section 14.1 if the LANDLORD delivers to the TENANT, prior to or simultaneously with such re-entry, a Notice of termination. However, such re-entry and termination shall not prejudice the LANDLORD'S claim against the TENANT for damages, for loss of Rent which would have been payable during the remainder of the Term had this Lease not been so terminated and for damages in respect of any defaults of the TENANT under this Lease.

14.3 Re-Entry and Re-Letting: This Lease shall not terminate upon a re-entry under Section 14.1 if the LANDLORD does not deliver a Notice of termination pursuant to Section 14.2. In such case, the LANDLORD shall be the agent of the TENANT and shall have the right to make those repairs and alterations to the Leased Premises considered necessary by the LANDLORD, to sublet the Leased Premises or to assign this Lease. Notwithstanding the exercise of such rights by the LANDLORD, the TENANT shall remain liable for any deficiency and for the performance of all its obligations under this Lease. The LANDLORD shall apply proceeds received from such subletting or assignment to first, the payment of indebtedness other than Rent due under the Lease from the TENANT to the LANDLORD. Second, to the payment of costs and expenses of the reletting including brokerage fees and solicitor fees and costs of the alterations or repairs. Third, to the payment of Rent due and payable under the Lease. The residue, if any, will be held by the LANDLORD and applied to payment of future Rent as it becomes due and payable.

14.4        Distress:

     (a) The TENANT hereby waives and renounces the benefit of any present or future laws, statutory or otherwise, taking away or limiting or purporting to take away or limit the LANDLORD'S right of distress and the TENANT agrees with the LANDLORD that, notwithstanding any such laws, all goods, chattels and inventory (collectively, "Goods") from time to time on the Leased Premises shall be subject to distress for Rent and the fulfilment of all of the TENANT'S obligations under this Lease in the same manner as if such laws had not been made, and upon any claim being made by the LANDLORD, this provision may be pleaded as an estoppel against the TENANT in any legal proceeding brought to test the rights to tile levying of distress upon any Goods as are named as exempted in such laws, the TENANT hereby waiving all and every benefit that it could or might have with regard thereto.

     (b) The LANDLORD may, without notice to the TENANT, exercise any right of distress on the Leased Premises and for such purpose the TENANT agrees that the LANDLORD, for the protection of the Goods and of the LANDLORD'S right of distress, may enter the Leased Premises by, if necessary, using a key (which the TENANT shall provide to the LANDLORD on or before the Commencement Date and throughout the Term) which will at all times open the locks to the Leased Premises, but if the LANDLORD is unable to gain access to the Leased Premises by use of such key, or if such key has not been provided or is not available, then the TENANT agrees that the LANDLORD shall have the right to use such other means of ingress and such force as may be necessary under the circumstances as the LANDLORD, in its sole discretion, determines, including, without limitation, the breaking of any lock, door or window or other point of entry into the Leased Premises, and the LANDLORD shall have the right to lock the Leased Premises, change any locks on the Leased Premises and by any means exclude the TENANT from all or any parts of the Leased Premises and the LANDLORD shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease. The TENANT consents to being excluded by the LANDLORD from all or any parts of the Leased Premises for purposes of the LANDLORD'S exercising any right of distress.

     (c) The TENANT further agrees that distress of all or any Goods may be effected by written notice posted in or on the Leased Premises, whether or not the LANDLORD locks or otherwise secures such Goods from the TENANT on the Leased Premises or elsewhere. If the LANDLORD effects distress by written notice or any other means, the TENANT agrees not to remove or permit to be removed any distrained Goods and not to interfere with the exercise of any right of distress.

     (d) The TENANT agrees that the LANDLORD'S exercise of any right of distress as permitted hereby or at law shall not:

          (i)  constitute  a trespass or beach of any express or implied term of
               this  Lease  or  render  the   LANDLORD   subject  to  any  legal
               proceeding, or

          (ii) render  the  LANDLORD  liable  or  responsible  in any way to the
               TENANT or any other Person for any act, fault, default, negligence, breach or omission of the LANDLORD or its bailiffs, agents, servants, employees or any other Persons, or for any occurrence or for any cause whatsoever, including, without limitation, any Injury to the TENANT or others or for any loss or damage to any property of the TENANT or others.

     (e) If any Goods of the TENANT shall be removed from the Leased Premises, the LANDLORD shall have the right to follow the Goods and exert against the Goods all of its rights as if such Goods had remained on the Leased Premises, such right of the LANDLORD to include, without limitation, the right to follow such Goods for thirty (30) days in the same manner as is provided for in the Act.

14.5 Expenses: If any legal proceeding is brought for recovery of possession of the Leased Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the TENANT to be kept or performed, the TENANT shall pay to the LANDLORD as Additional Rent, upon demand, all costs and expenses incurred therefore (including without limitation, all professional and consultant fees, and all legal fees on a solicitor and his own client basis, disbursements, and all court costs and expenses of any legal proceeding; and the term "proceeding" shall include, without limitation, any arbitration, administrative, governmental, quasi-governmental or any other mediation proceeding).

            Without limiting the generality of the immediately proceeding paragraph or any other provisions of this Lease, the TENANT shall pay to the LANDLORD, as Additional Rent upon demand, all reasonable costs and expenses (including, without limitation, those fees, disbursements, costs and expenses set out in the bracketed insert in the immediately preceding paragraph of this
Section 14.5) which the LANDLORD may incur or pay out by reason of, or in connection with:

     (a) any proceeding by the LANDLORD to terminate this Lease or for the recovery of possession of the Leased Premises or for the recovery of Rent;

     (b)  any other proceeding by the LANDLORD against the TENANT;

     (c) any distress levied by the LANDLORD against the TENANT'S goods, chattels and inventory or any of them, on the Leased Premises for the recovery of Rent;

     (d) any default by the TENANT in the observance or performance of any obligations of the TENANT under this Lease whether or not the LANDLORD commences any proceeding against the TENANT or any Guarantor;

     (e) any proceeding brought by the TENANT against the LANDLORD (or any officer, agent or employee of the LANDLORD) in which the TENANT fails to secure a final judgment against the LANDLORD;

     (f) any other appearance by the LANDLORD (or any officer, agent or employee of the LANDLORD) as a witness or otherwise in any proceeding whatsoever involving or affecting the LANDLORD, the TENANT, this Lease, the Indemnity Agreement (if any) or the Development;

     (g) any amendment, modification or change in any of the terms of this Lease or the Indemnity Agreement, if any (and any request or negotiations pertaining thereto, whether or not such amendment, modification or change is finally agreed on);

     (h) any renewal, extension, surrender or release of this Lease or the Indemnity Agreement, if any (and any request or negotiations pertaining thereto, whether or not such renewal, extension, surrender or release becomes effective);

     (i) any Transfer of this Lease (any request or negotiations pertaining thereto, whether or not such Transfer is approved and finally agreed
          on); and any alterations of or to the Leased Premises (and any request or negotiations pertaining thereto, whether or not such alterations are approved and finally agreed on).

The TENANT'S obligations under this Section 14.5 shall survive the expiration or earlier termination of this Lease.

14.6 Bankruptcy of TENANT: All arrears of the TENANT together with the Monthly Minimum Rent and Additional Rent for the next ensuing three (3) months shall immediately become due and be paid as accelerated rent in the same manner as if it were Rent in arrears in each of the circumstances set forth in subsections 14.1 (c) to (k):

14.7 LANDLORD May Perform for TENANT: If the TENANT fails to perform any covenant of the TENANT under this Lease, the LANDLORD may perform or cause performance of such covenants and the LANDLORD shall have the right to enter upon the Leased Premises and to do such things as the LANDLORD may consider requisite or necessary in connection with such performance. One hundred and fifteen percent (115%) of all expenses incurred by or on behalf of the LANDLORD under this Section 14.7 shall be payable forthwith by the TENANT upon demand by the LANDLORD as Additional Rent. The LANDLORD shall have no liability to the TENANT or any other Person for any Claims resulting from any such action, entry or performance of such covenant by the LANDLORD.

14.8 Remedies Generally: Mention in this Lease of any particular right or remedy of the LANDLORD in respect of the default by the TENANT shall not preclude the LANDLORD from any other right or remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No right or remedy shall be exclusive or dependent upon any other right or remedy, but the LANDLORD may from time to time exercise any one or more of such rights or remedies independently or in combination, such rights or remedies being cumulative and not alternative. Whenever the TENANT seeks a remedy in order to enforce in observance or performance of any of the terms, covenants and conditions contained in this Lease on the part of the LANDLORD to be observed or performed, the TENANT'S only remedy shall be for such damages as the TENANT shall be able to prove in a court of competent jurisdiction that the TENANT has suffered as a result of a breach (if established) by the LANDLORD in the observance and performance of any of the terms, covenants and conditions contained in this Lease on the part of the LANDLORD to be observed or performed. If the TENANT shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, whether by renewal or extension option herein contained or by separate agreement, the LANDLORD may cancel such option herein contained or by separate agreement, the LANDLORD may cancel such option or agreement for renewal or extension of this Lease, upon written notice to the TENANT.

14.9        Default Under Other Lease: Deleted

14.10 Accord and Satisfaction: No payment by the TENANT or receipt by the LANDLORD of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgment of full payment or an accord and satisfaction, and the LANDLORD may accept and cash such cheque or payment without prejudice to the LANDLORD'S right to recover the balance of such Rent or pursue any other right or remedy provided in this Lease or at law. No receipt of moneys by the LANDLORD from the TENANT after the termination of this Lease in any lawful manner shall reinstate, continue or extend the Term, or affect any notice previously given to the TENANT, or operate as a waiver of the right of the LANDLORD to enforce the payment of Rent then due or thereafter falling due or operate as a waiver of the right of the LANDLORD to recover possession of the Leased Premises by proper suit, action, proceeding or other remedy, it being agreed that, after the service of notice to terminate this Lease and the expiration of the time therein specified, and after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Leased Premises, the LANDLORD may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, suit, action, proceeding, order or judgment, and any and all such moneys so collected shall be deemed payments on account of the use and occupation of the Leased Premises or at the election of the LANDLORD on account of the TENANT'S liability hereunder.

14.11 Excuse of Performance: Notwithstanding anything contained in this Lease, neither the LANDLORD nor the TENANT shall be deemed to be in default with respect to the performance of any of the terms, covenants and conditions of this Lease, except the TENANT'S obligations to pay Monthly Minimum Rent and Additional Rent if such default is due to Unavoidable Delay.

                                   ARTICLE 15

                           LANDLORD'S RIGHT OF ACCESS
                           --------------------------

15.1 Right of Access and Method of Re-Entry: The LANDLORD or its employee or agent shall have the right to enter the Leased Premises during reasonable hours or at any time during an emergency as determined by the LANDLORD to examine the state of the Leased Premises and of the Leasehold Improvements, equipment and fixtures therein, to make such changes, repairs, alterations, improvements, additions or installations in and to the Development as the LANDLORD may deem necessary or desirable, to take into the Leased Premises all material and equipment required in connection with the foregoing. The LANDLORD or its employee or agent shall have the right to enter the Leased Premises to show the Leased Premises to any prospective purchaser, lessee or Mortgagee. If the Leased Premises are locked, the LANDLORD or its employee or agent may enter the Leased Premises using a master key, if available, and, in the case of an emergency, by force without liability of the LANDLORD to the TENANT but the LANDLORD shall pay repair costs necessited by such entry.

15.2 LANDLORD'S Right to Alter and Relocate the Leased Premises: The LANDLORD shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Leased Premises for or in connection with the supply of any services to the Leased Premises or the Development or any part thereof; to relocate or alter the Common Facilities and/or the Leased Premises from time to time as the LANDLORD may desire, including the reduction, increase or change of the size, location and/or contours thereof provided that any relocation or alteration of the Leased Premises shall be at the LANDLORD'S expense, Monthly Minimum Rent shall be at the same rate per square foot as set out in Section 1. 1(x) hereof, and the size of the Leased Premises shall not increase or decrease by more than ten percent (10.0%); to conduct repairs, renovations or additions to the Development or any part thereof including the Leased Premises and none the above shall constitute a breach by the LANDLORD of any of the LANDLORD'S covenants for quiet enjoyment or shall entitle the TENANT to any damages, diminution of Rent of any other remedies. The LANDLORD'S right to relocate shall include the relocation of the TENANT to other premises within the building in which the Leased Premises are then located or to any other building which may comprise part of the Development.

15.3 For Rent Signs: The TENANT shall permit the LANDLORD during the last six (6) months of the Term to enter the Leased Premises and place thereon a notice stating that the Leased Premises are for rent, and the TENANT shall not nor shall the TENANT permit such notice to be moved, removed, obstructed or defaced.

15.4 Obligations of TENANT and LANDLORD: No entry under this Article 15 shall constitute an eviction of the TENANT in whole or in part and the Monthly Minimum Rent and Additional Rent shall not abate while changes, repairs, alterations, improvements, additions or installations in and to the Development are being made. Nor shall any such entry affect the obligations and covenants of the TENANT under this Lease and the TENANT shall have no Claim by reason of loss or interruption of business. Nothing in this Article 15 shall be deemed or construed to impose upon the LANDLORD any obligation, responsibility or liability for the care, maintenance or repair of the Leased Premises, or any part thereof.

                                   ARTICLE 16

                                COMMON FACILITIES
                                -----------------

16.1 Non-Exclusive Right to Use Common Facilities: Subject to the terms and conditions of this Lease, the TENANT, its officers, employees and customers shall have the right, in common with others designated by the LANDLORD or otherwise entitled, to use the Common Facilities for their proper and intended purpose provided, however, no access shall be permitted to service, janitorial and mechanical rooms, transformer vaults, electrical distribution rooms or water meter rooms. The TENANT acknowledges that the Common Facilities are under the exclusive control and management of the LANDLORD and that the TENANT is permitted to use the Common Facilities under a revocable licence. If changes are made to the Common Facilities by the LANDLORD, the LANDLORD shall not be subject to any liability nor shall the TENANT be entitled to any compensation or any diminution or abatement of Rent and such changes shall not be deemed to be a constructive or actual eviction or a breach of the LANDLORD'S covenant for quiet enjoyment.

16.2 Alterations to Common Facilities: The LANDLORD shall have the right at any time and from time to time during the Term to change, add to, subtract from, rearrange or alter the Common Facilities and other parts of the Development including the Lands and all buildings thereon, to dedicate portions of the Lands for municipal and other governmental purposes, to convey portions of the Lands to others for any purposes whatsoever, to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or part of the 'Development and to make changes or additions to the pipes, common elements, utilities and other necessary building services in the Leased Premises which serve other premises in the Development. The LANDLORD shall use its best efforts not to unreasonably interfere with the normal business operations of the TENANT, but the LANDLORD shall not be liable to the TENANT for any interference or inconvenience caused by any action of die LANDLORD under the provisions of this Section 16.2.

                                   ARTICLE 17

                        INTERPRETATION AND MISCELLANEOUS
                        --------------------------------

17.1 Waiver: The failure of the LANDLORD to insist on the strict performance of any provisions of this Lease, or the failure of the LANDLORD to exercise any right, option or remedy, shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of subsequent breach thereof. The waiver by the LANDLORD of any breach of any term, covenant or condition herein contained is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The consent or approval by the LANDLORD of any act by the TENANT requiring the LANDLORD'S consent or approval shall not be construed to waive or render unnecessary the requirement for the LANDLORD'S consent or approval of any subsequent similar act by the TENANT. The subsequent acceptance of Rent hereunder by the LANDLORD is not deemed to be a waiver of any preceding breach by the TENANT of any term, covenant or condition of this Lease, regardless of the LANDLORD'S knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease is deemed to have been waived by the LANDLORD unless such waiver is in writing by the LANDLORD.

17.2 Compliance with the Planning Act (Ontario): It is an express condition of this Lease, and the Landlord and the Tenant so agree and declare, that the provisions of Section 50 of the Planning Act (Ontario), and amendment thereto shall be complied with if applicable in law.

17.3 Corporate Tenancy: If the TENANT is a corporation, the undersigned officers of the TENANT hereby warrant and certify to the LANDLORD:

     (a) that the TENANT is a corporation in good standing and duly organized under the laws of the Province of Ontario, or, if incorporated in a jurisdiction other than Ontario, is a corporation in good standing and duly organized under the laws of that jurisdiction and is authorized to do business in the Province of Ontario; and

     (b) that they, as such officers, are authorized and empowered to bind the corporation to the terms of this Lease by their signatures hereto.

17.4 No Partnership: Nothing contained in this Lease or in any acts of the parties hereto shall be construed to create any relationship between the parties other than that of LANDLORD, TENANT and Covenantor, if any, or to create a relationship of partnership or of joint venture between the parties hereto, or to constitute this Lease as an emphyteutic lease, or to create any right of ownership in the TENANT.

17.5 Agency: The TENANT acknowledges that the LANDLORD may perform any or all of the LANDLORD'S obligations or exercise any of the LANDLORD'S rights hereunder through or by means of such manager or other agency or agencies as the LANDLORD may from time to time determine.

17.6 Lease is Entire Agreement: This Lease sets forth the entire agreement between the TENANT and the LANDLORD with respect to the Leased Premises. Any offer to lease or agreement to lease entered into by the LANDLORD and TENANT prior to the execution of this Lease shall be deemed to have been merged and extinguished in this Lease. No amendment or addition to this Lease will bind the LANDLORD or the TENANT unless such amendment or addition is in writing and signed by all parties to this Lease.

17.7 Registration: The Tenant shall not register this Lease (or any assignment or subletting of this Lease) without the written consent of the Landlord,. However, upon the request of either party hereto, the other party shall join in the execution of memorandum, or so-called "short form" of this Lease, for the purposes of registration. Said memorandum or short form of this Lease shall only describe the parties, the Leased Premises and the Term of this Lease. Any costs and expenses incurred in connection with the foregoing shall be for the sole account of the Tenant. Upon expiration or sooner termination of the Term, the Tenant shall discharge and vacate such notice or memorandum from title to the Development, at its sole expense, failing which the Landlord is hereby authorized to do so, as lawfully appointed attorney for the Tenant, and at the Tenant's expense.

17.8 No Offer: No contractual or other rights shall exist between the LANDLORD and the TENANT with respect to the Leased Premises until both have executed and delivered this Lease notwithstanding that rental deposits have been received by the LANDLORD and notwithstanding that the LANDLORD has delivered to the TENANT an unexecuted copy of this Lease.

17.9 Joint and Several Liability: The liability to pay rent and perform all other obligations under this Lease of each individual, corporation, partnership or business association signing this Lease and of each member of any such partnership or business association, the members of which are by law subject to personal liability, shall be deemed to be joint and several.

17.10 Governing Law: This Lease shall be construed and governed by the laws of the Province of Ontario.

17.11 Time of the Essence: Time is of the essence of this Lease and of every part hereof, except as herein otherwise provided, provided that the time for doing or completing any matter herein may be amended by an agreement in writing signed by both parties.

17.12 Interpretation: Words importing the singular number shall include the plural and words importing firms and corporations shall include persons. Each obligation of the TENANT in this Lease, although not expressed as a covenant, is considered to be a covenant for all purposes. The article and section headings and index of this Lease form no part hereof and are inserted for convenience only. If any section, article, paragraph, sub-paragraph, clause or sub-clause in this Lease is held invalid or unenforceable by any court of competent jurisdiction, this Lease shall be interpreted as if such section, article, paragraph, sub-paragraph, clause or sub-clause had not been a part of this Lease.

17.13 Construction: This Lease has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

17.14       Schedules: Schedules "A", "B", "C", "D", "E", "F", "G", "H", "I" and
"J" are hereby incorporated into and form part of this Lease. In the event of any discrepancy between any provision contained in the Lease and in any Schedule, the provision contained in the Schedule shall prevail.

17.15 Partial Invalidity: If for any reason whatsoever any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

     (a) is deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability and illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof; and

     (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

            Neither party is obligated to enforce any term, covenant or condition of this Lease against any person, if, or to the extent by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force and nothing in this Lease entitles the LANDLORD to stipulate the price or price range at which any article or service is to be supplied, offered or advertised by the TENANT.

17.16 Successors and Assigns: This Lease shall be binding upon, extend to and enure to the benefit of the LANDLORD, TENANT and Guarantor, if any, and to each of their respective heirs, executors, administrators, successors and permitted assigns.

            IN WITNESS WHEREOF the parties hereto have executed this Lease.

            SIGNED, SEALED AND DELIVERED
in the presence of

                                     SIDUS SYSTEMS INC.


                                     Per:______________________
                                     Authorized Signing Officer



                                     NEWILL CORPORATION


                                     Per:______________________
                                     Authorized Signing Officer

                                  SCHEDULE "A"

FIRSTLY, Parcel P-1, Section M-119, City of Ottawa, Regional Municipality of Ottawa-Carleton being Parts of Blocks P, Q and all of Block T on Plan M-119, designated as Parts 10, II, 12, 13, 14, 15, 16, 17, 18, 19 and 20 on Plan of Survey of Record in the Land Titles Division of Ottawa-Carleton No. 4 as 4R-5996.

SECONDLY, Parcel Q1-2, Section M-119, City of Ottawa, Regional Municipality of Ottawa-Carleton being Parts of Block Ql on Plan M-119, designated as Parts 21, 22, 23, 24 and 25 on a Plan of Survey of Record in the Land Titles Division of Ottawa-Carleton No. 4 as 4R-5996.

THIRDLY, Parcel Streets-4, Section M-119, City of Ottawa, Regional Municipality of Ottawa-Carleton being part of Lancaster Road on Plan M-119, City of Ottawa, in the Regional Municipality of Ottawa-Carleton, as closed by By-Law 156-86, as set out in Instrument 457069 and amended by By-Law 179-86, as set out in Instrument 458901, registered in the Land Registry Office No. 4 for the Land Titles Division of Ottawa-Carleton, at Ottawa, designated as Parts 5, 6, 7, 8 and 9 on a Plan of Survey of Record in the said Office as Plan 4R-5996.

FOURTHLY, Parcel A-13, Section M-121, City of Ottawa, Regional Municipality of Ottawa-Carleton, being Part of Block A on Plan M-121, City of Ottawa, in the Regional Municipality of Ottawa-Carleton, registered in the Land Registry Office No. 4 for the Load Titles Division of Ottawa-Carleton, at Ottawa, designated as
Part 4 on a Plan of Survey of Record in the said Office as Plan 4R-5996.

                                  SCHEDULE "B"
                                OUTLINE OF LANDS
                        [DRAFTING NOTE - to be inserted]

                                  SCHEDULE "C"
                           OUTLINE OF LEASED PREMISES
                        [DRAFTING NOTE - to be inserted]

                                  SCHEDULE "D"
                       ACKNOWLEDGMENT OF COMMENCEMENT DATE

TO:             THE LANDLORD
AND TO:         THE MORTGAGEE

         The undersigned TENANT hereby acknowledges and certifies to you that:

1.       The Commencement Date of the Lease was ___________________.

2. We have accepted possession of the Leased Premises pursuant to the terms of the Lease and are now in possession thereof.

3. The Leased Premises have been erected and delivered in accordance with the terms of the Lease.

4. The Leased Premises have been fixtured and stocked and our normal business operations are being conducted therein.

5. There has been no violation of any of the terms of the Lease, there is no offset of rent or any other payment under the Lease and none of the rent reserved under the Lease has been prepaid.

6. There is no violation of any of the terms of the Lease either on the part of the LANDLORD or the TENANT.

7.       The Lease is now in full force and effect in accordance  with its terms
         and  there  are  no  oral  or  written  modifications,   variations  or
         alterations thereof.

8.       We have no knowledge of any assignment of the Lease.



Dated this _ day of   19__.

                                        SIDUS SYSTEMS INC.


                                        Per:_________________________




NOTE: If the TENANT is a Corporation, the TENANT shall affix its corporate seal to this Acknowledgement and indicate the office (e.g. President, Secretary, etc.) of the person or persons signing on behalf of the Corporation.

                                  SCHEDULE "E"
                                 LANDLORD'S WORK

1. The LANDLORD shall, at its expense, install such leaseholds upon the Leased Premises as agreed to by the LANDLORD and the TENANT and in accordance with design drawings acceptable to both parties, and identified as Plan No. SP1, SP I-A dated April 2, 1996 attached herewith as Appendix 1. All drawings and specifications produced by the LANDLORD'S Consultants shall be reviewed ind approved by the TENANT or their representatives prior to any of the LANDLORD'S Work taking place. Specifically the LANDLORD, at its sole expense, shall be responsible for all work and professional services with regards to the design and construction of any base building and leasehold improvement requirements. In addition, the LANDLORD shall be responsible to provide and pay all professional fees for the electrical engineers, mechanical engineers, the interior space planning and design consultants along with any other architectural and engineering services that may be required to meet the interior fit-up requirements of the TENANT as agreed by the LANDLORD.

                                  TENANT'S WORK
     N/A

                                        2
                                   APPENDIX 1

                    [DRAFTING NOTE - DRAWINGS TO BE ATTACHED]

                                  SCHEDULE "F"

                                     PARKING


1. During the Term, the LANDLORD hereby agrees to provide to the TENANT the use of thirty (30) unreserved stalls in the parking facilities located on the Lands.

2. The parking facilities are for the use of the TENANT and its invitees only and the LANDLORD shall not be responsible for any theft, loss or damage to the TENANT'S vehicles whatsoever, or for injury to the TENANT or others in the parking facilities.

3. The LANDLORD shall have the right to establish rules and regulations governing the use of the parking facilities from time to time and the TENANT hereby agrees to observe and abide by all such rules and regulations.

                                  SCHEDULE "G"
                                 OPTION TO RENEW


     The LANDLORD hereby agrees that, if the TENANT duly and regularly pays the Rent promptly in accordance with the terms hereof and performs and fulfils each and every of the covenants, agreements and provisoes herein on the part of the TENANT to be performed and fulfilled in accordance with the provisions of the Lease, the LANDLORD shall, at the expiration of the Term hereof, upon the written request of the TENANT given to the LANDLORD at least six (6) months prior to the expiry of the Term hereby granted, failing which this option to renew will be null and void, grant to the TENANT a renewal of this Lease of the Leased Premises for a further period of five (5) year(s). Any renewal lease entered into pursuant to this provision shall be on the same terms, covenants and conditions as are contained herein except:

     (a)  there shall be no additional right of renewal; and

     (b) the Monthly Minimum Rent payable by the TENANT for such renewal period shall be the prevailing market rates for similar premises within the City of Ottawa including within the Development, as agreed upon by the parties hereto and, failing agreement being reached by the parties no later than three (3) months prior to the expiration of the original Term or any renewal thereof, to be determined by a single arbitrator appointed pursuant to the Arbitrations Act of Ontario, whose decision shall be final and binding on the parties hereto; provided, however, the Monthly Minimum Rent shall in no event be lesser than that charged for the fifth (5th) year of the Lease.

                                  SCHEDULE "H"

                                 SPECIAL CLAUSES

     Notwithstanding anything to the contrary contained in this Lease:


1. The LANDLORD agrees that the Recoveries for the TENANT shall be fixed at Eight Dollars and Fifty Cents ($8.50) per square foot of Rentable Area of the Leased Premises per annum for the 1996 calendar year. The LANDLORD further covenants that if in the 1996 calendar year actual Recoveries (calculated as if the Development were fully occupied by TENANTs carrying on business throughout such year) exceed Eight Dollars and Fifty Cents ($8.50) per square foot of rentable area, the excess amount, if any, shall be deducted from the Recoveries for the TENANT for each calendar year after 1996, until such excess amount is exhausted. The aggregate of all administrative, supervisory and management fees payable by the TENANT shall not exceed fifteen percent (15%) of operating costs excluding realty taxes and interest.

2. The Monthly Minimum Rent and the Additional Rent shall be subject to adjustment based on the actual Rentable Areas of the Leased Premises as determined by the LANDLORD'S Architect in accordance with the BOMA Standard of measurement (ANSI 765.1 - 1980). The LANDLORD'S Architect's Certificate as to the Rentable Area of the Leased Premises measured as aforesaid shall be delivered to the TENANT on or before the Commencement Date.

3. Provided the TENANT is not then in material default of its covenants and obligations under the Lease, the TENANT shall, throughout the Term and any renewal or extension thereof, have a continuing option to lease additional premises on the ground floor and third floor of the Building, as may from time to time become available to be leased (the "Optioned Premises"), under then prevailing market rates for a similar quality building in the general vicinity of 2781 Lancaster Road.

4. Subject to compliance with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design, the LANDLORD will allow the TENANT the right to erect its standard graphics on the exterior wall of the building, the building lobby and the main floor elevator lobby, at its sole cost, subject to prior written approval from the LANDLORD, such approval not to be unreasonably withheld.

5. The LANDLORD will pay the TENANT a moving allowance of One Dollar ($1.00) per square foot of Rentable Area of the Leased Premises plus the applicable Goods and Services Tax, immediately upon the TENANT moving into the Leased Premises.

6. The LANDLORD hereby grants to the TENANT a free rental period of one month starting on the commencement of the Term and ending on the 31st day of May, 1996 ("Free Rental Period"). During the Free Rental Period the TENANT shall not be called upon to pay Monthly Minimum Rent or Additional Rent, whatsoever.

7. The LANDLORD represents and warrants to the TENANT that, to the best of the LANDLORD's knowledge and belief, the structure of the Development is in good repair and the H.V.A.C., electrical and mechanical systems shall be balanced, fully operational, and be of sufficient capacity for the TENANT's Use.

8. The TENANT shall have access to the Leased Premises for the purpose of the installation of telephone and communication systems, computer equipment, and furniture five (5) days prior to the Commencement Date. All terms and conditions of the Lease will apply to the term of occupation prior to the Commencement Date, except that no Monthly Minimum Rent or Additional Rent shall be payable. The TENANT shall be entitled to hook up its computer equipment along the wires of Bell Canada, subject to the prior written consent of Bell Canada.

9. The LANDLORD will be responsible for the payment of real estate fees to Colliers Macaulay Nicolls (Ontario) Inc. and all design fees to Callagham Potter and Letellier (including fees for interior space planning, construction drawings and specifications for interior fit-up).

10. The LANDLORD acknowledges receipt of a deposit in the amount of Fifteen Thousand Dollars ($15,000.00) to be applied towards payment of the first month's Rent.

                                  SCHEDULE "I"

     The Rules and Regulations shall include the following:

     (a) Animals and Birds - No animals or birds shall be kept in the Leased Premises.

     (b) Care of Interior of Leased Premises - The TENANT shall keep the interior of the Leased Premises clean, orderly and tidy. The TENANT shall keep perishable items properly refrigerated. The TENANT shall deposit all debris, trash and refuse in ares, at times and in such manner as the LANDLORD shall reasonably designate.

     (c) Doors, Windows and Window Coverings - The skylights and windows that reflect or admit light into any place in the Development shall not be covered or obstructed by the TENANT and no awnings, curtains or blinds shall be installed without the prior written consent of the LANDLORD. Windows and doors shall not be left open so as to admit rain or snow or to interfere with the heating or cooling of the Development. The TENANT shall not and shall not permit its employees, agents or invitees to throw anything out of the windows or doors of the Development or into any passageways, stairways, lightwells or elevator shafts of the Development.

     (d) Electrical and Communications Wiring - The LANDLORD shall direct the location and manner of installation of all wiring and equipment in the Leased Premises. There shall be no boring, cutting, or installation of telephone, telegraphic, electric or other wiring without the written consent of the LANDLORD, which said consent shall not be unreasonably withheld.

     (e) Loading, Unloading, Delivery of Merchandise - Deliveries, shipments and all loading and unloading of all items to and from the Leased Premises shall be made by means of such doorways, corridors and elevators and in such manner and during such hours as the LANDLORD shall reasonably designate.

     (f) Obstruction of Plumbing and Washroom Facilities - The TENANT agrees that it will not use or permit its employees, agents or invitees to use the plumbing or washroom facilities of the Leased Premises or the Development for any purpose other than that for which they were constructed.

     (g) Overloading of Floors - The TENANT shall not permit any floor of the Leased Premises to be overloaded. All safes and other heavy objects liable to injure or destroy any part of the Leased Premises or the Development shall be moved at such times by such means and by such persons as the LANDLORD shall reasonably direct. Upon the termination of this Lease, the TENANT shall forthwith inform the LANDLORD in writing of the combinations of all locks, safes and vaults in or on the Leased Premises.

     (h) Parking - The TENANT and all persons employed by or doing business with the TENANT shall park not more than the number of motor vehicles which the LANDLORD has expressly permitted as noted in Schedule "F" hereto; provided that no person or tenant shall have the exclusive use of any particular parking space unless otherwise designated by the LANDLORD, no motor vehicle shall be parked on any portion of the Development which is a loading zone or is not designated by the LANDLORD for parking or where signs are in place indicating that parking is prohibited and no overnight parking shall be permitted and the TENANT shall reimburse the LANDLORD on demand for the cost of removal of any motor vehicle which is parked in excess of the number expressly allowed by the LANDLORD, parked for a period of time deemed by the LANDLORD to be excessive or parked in breach of this clause and which belong to or is parked by any person employed by or doing business with the TENANT.

     (i) Radio and Television - The TENANT shall remove any radio, television or other similar device in the Leased Premises if, in the sole judgement of the LANDLORD, such radio, television or other similar device is creating a nuisance. The TENANT shall not in any case erect or cause to be erected any aerial anywhere in the Development.

     (j) Restriction on Dangerous Materials - The TENANT shall not keep, use, sell or offer for sale in the Leased Premises anything of a dangerous, inflammable or explosive nature.

     (k) Signs, Advertising and Displays - The TENANT shall not, in or about the Leased Premises without the written consent of the LANDLORD, erect interior or exterior signs, install window or door signs, affix window or door lettering, erect awnings or canopies or display advertising media or devices which may be seen or heard outside the Leased Premises. The TENANT shall remove forthwith all signs, lettering, awnings, canopies and displays which are found by the LANDLORD to be objectionable. The TENANT shall indemnify and save harmless the LANDLORD from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance or removal of any sign or other installation erected or installed on or about the exterior of the Leased Premises. The TENANT shall, at its own expense, maintain in good condition and repair all such signs, lettering, awnings, canopies and displays, shall keep all displays and signs lit during reasonable business hours and shall observe and comply with all requirements of any competent authority regarding the erection and maintenance of signs including the payment of licence or other fees.

     (l) Temperature and Humidity of Leased Premises - To the extent that the TENANT may exercise control, the TENANT shall keep the Leased Premises at a temperature sufficient to prevent the freezing of pipes in the Leased Premises and the TENANT shall keep the temperature and humidity of the Leased Premises at a reasonable level. The TENANT shall not vent the Leased Premises into other enclosed parts of the Development nor appropriate warm or cool air from other enclosed parts of the Development.

     (m) Use of Entrance, Etc. - The sidewalks, entrances, lobbies, elevators, stairways and corridors (if applicable) of the Development shall not be obstructed by the TENANT or used by it for any other purpose than for ingress and egress to and from the Leased Premises and the TENANT shall not place or allow to be placed in any such areas any waste paper, dust, garbage, refuse or anything whatever that shall tend to make such areas appear unclean or untidy.

     (n) Wheeled Vehicles - All wheeled vehicles used within the Leased Premises shall be equipped with rubber wheels and rubber guards so as not to damage the floors and walls of the Development. No motorized vehicles shall be permitted for loading or unloading or parking purposes within the Leased Premises other than electrically or propane operated material handling equipment, except with the prior written consent of the LANDLORD, and the TENANT shall comply with the rules and regulations of any regulatory agency having jurisdiction in that regard, in the use, operation and storage of all such equipment.

     (o) No Smoking - No smoking shall be permitted upon the Development by the TENANT, its employees, agents, and invitees.

                                  SCHEDULE "J"

                              ENVIRONMENTAL MATTERS

1.      DEFINITION OF POLLUTANTS

          "Pollutants"  means any  substance  which is  hazardous  to persons or
          property  and  includes,   without  limiting  the  generality  of  the
          foregoing:

     (a)  radioactive materials;

     (b)  explosives;

     (c) any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by persons or by any animal, fish or plant;

     (d) any solid, liquid, gas or odour or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that: (i) endangers the health, safety or welfare of persons or the health of animal life; (ii) interferes with normal enjoyment of life or property; or (iii) causes damage to plant life or to property;

     (e)  toxic substances;

     (f) substances declared or defined to be hazardous, toxic, special waste or waste under any law or regulation now or hereafter enacted or promulgated by a governmental authority having jurisdiction over the LANDLORD, the TENANT, the Leased Premises or the Development of which the Leased Premises form a part;

     (g) any substance the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under environmental legislation; and

     (h)  anything contaminated by any other Pollutant.

2.      PRESENCE OF POLLUTANTS

        The TENANT shall not, without the LANDLORD'S prior written consent, bring any Pollutant onto or keep any Pollutant on or around the Leased Premises, the Development or the Lands for the sale, storage, disposal, manufacture, processing, packaging, use of or any other dealing with the Pollutant or for any other purpose.

3.      COVENANTS REGARDING POLLUTANTS

        If the LANDLORD provides its consent under the preceding section or if the TENANT brings any Pollutant onto the Leased Premises in contravention of the preceding section, (without in any way limiting the LANDLORD'S rights and remedies in respect of such breach), the TENANT covenants with the LANDLORD as follows:

          (a) Compliance with Laws - The TENANT shall promptly comply with and conform to the requirements of every statute, law, bylaw, regulation, ordinance and order (the "Environmental Laws") at any time or from time to time in force regarding the proper and lawful use, sale, storage, disposal, transportation, generation, treatment, containment, cleanup of or any other dealing with Pollutants.

          (b) Access and Authorizations - The LANDLORD may enter the Leased Premises at any time during the Term to verify the existence of any Pollutants on the Leased Premises and the TENANT'S compliance with these provisions and to take such steps as the LANDLORD may deem necessary for the safety or preservation of the Leased Premises or the Development. The TENANT shall provide the LANDLORD with such written authorizations as the LANDLORD may require from time to time to make inquiries at any governmental authority regarding the TENANT'S compliance with Environmental Laws.

          (c) Responsibility for Damage - The TENANT shall be fully responsible for any and all damage or injury (including death) to any property or person arising or resulting from any Pollutant brought onto or kept on or around the Leased Premises or the Development by the TENANT or its agents, employees, contractors, subtenants, invitees or licensees. The TENANT shall promptly repair any damage to the Leased Premises or the Development in respect of any such Pollutant.

          (d) Removal - The TENANT shall promptly at the LANDLORD'S request at any time during the Term, remove all or any Pollutants from the Leased Premises brought onto the Leased Premises by the TENANT and cleanup any contamination to the Leased Premises, the Development, the Lands or any other lands resulting from all or any of the Pollutants which are caused by the TENANT, all in accordance with Environmental Laws. The TENANT shall leave the Leased Premises on termination of this Lease free from all and any Pollutants resulting from the use or occupation of the Leased Premises or the exercise of the TENANT'S rights hereunder. The TENANT shall in no way be liable for any pollutants existing on the Leased Premises, the Development or the Lands prior to the Commencement Date.

          (e) Indemnity - The TENANT agrees to indemnify and save the LANDLORD harmless from any and all Claims arising out of any government demand, direction or request that the LANDLORD or the TENANT test for, monitor, cleanup, remove, contain, store, treat, detoxify or neutralize Pollutants on the Leased Premises which are caused by the TENANT and further agrees to indemnify and save harmless the LANDLORD from any and all Claims arising out of the actual, alleged or threatened discharge, dispersal, release or escape of Pollutants at or from the Leased Premises or at or from the Development.

          (f) Survival - The obligations of the TENANT hereunder relating to Pollutants or the lands prior to the commencement date (including without limitation, the TENANT'S obligation regarding cleanup and its indemnity in favour of the LANDLORD) shall survive the expiry or earlier termination of this Lease.